[GRAPHIC OMITTED][GRAPHIC OMITTED]

                        Department of Trade and Industry


                        ELECTRICITY DISTRIBUTION LICENCE:
                               STANDARD CONDITIONS



                               Utilities Act 2000


                Determination of Standard Licence Conditions for

                        Electricity Distribution Licences




The Secretary of State, in exercise of the powers conferred on her by section 33(1) and (2) of the Utilities Act 2000 ("the Act") hereby determines that the attached conditions shall be standard conditions for the purpose of electricity distribution licences.

The standard conditions shall be incorporated into distribution licences as standard conditions with effect from the commencement of section 33(3) of the Act.




.................................
Nigel Peace
An official of the Department of Trade and Industry authorised to act on behalf of the Secretary of State

27 September 2001
(updated with amends up to April 2002)




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TABLE OF CONTENTS
-----------------
                                                                                                           Page



PART II.  THE STANDARD CONDITIONS                                                                             1

SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS                                                           1

Condition 1.         Definitions and Interpretation                                                           1

Condition 2.         Application of Section C (Distribution Services Obligations)                            27

Condition 3.         Payments by Licensee to the Authority                                                   30



SECTION B.  GENERAL                                                                                          34

Condition 4.         Basis of Charges for Use of System and Connection to System:
                     Requirements for Transparency                                                           34

Condition 4A.        Non-Discrimination in the Provision of Use of System and Connection
                     to System                                                                               40

Condition 4B.        Requirement to Offer Terms for Use of System and Connection                             41

Condition 4C.        Functions of the Authority                                                              47

Condition 5.         Distribution System Planning Standard and Quality of Service                            49

Condition 6.         Safety and Security of Supplies Enquiry Service                                         50

Condition 7.         Provision of Information about Theft or Abstraction of Electricity,
                     Damage and Meter Interference                                                           52

Condition 8.         Provisions Relating to the Connection of Metering Equipment                             53

Condition 9.         Distribution Code                                                                       55

Condition 9A.        Compliance with other Distribution Codes                                                58

Condition 10.        Balancing and Settlement Code and NETA Implementation                                   59
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Condition 11.        Change Co-ordination for NETA                                                           63

Condition 12.        Settlement Agreement for Scotland                                                       64

Condition 12A.       Compliance with Trading Code in Scotland                                                65

Condition 13.        Change Co-ordination for the Utilities Act 2000                                         66

Condition 14.        The Master Registration Agreement                                                       68

Condition 15.        Compliance with the Grid Codes                                                          69

Condition 16.        Security Arrangements                                                                   70

Condition 17.        Provision of Services for Persons who are of Pensionable Age or
                     Disabled or Chronically Sick                                                            71

Condition 18.        Provision of Services for Persons who are Blind or Deaf                                 73

Condition 19.        Code of Practice on Procedures with Respect to Site Access                              74

Condition 20.        Payments in Relation to Standards of Performance                                        75

Condition 21.        Complaint Handling Procedure                                                            76

Condition 22.        Preparation, Review of and Compliance with Customer Service Codes                       77

Condition 23.        Record of and Report on Performance                                                     79

Condition 24.        Provision of Information to the Authority                                               81

Condition 25.        Long Term Development Statement                                                         73

Condition 26.        Compliance with CUSC                                                                    84

Condition 27.        Not Used                                                                                91

Condition 28.        Not Used                                                                                91

Condition 29.        Disposal of Relevant Assets                                                             92

Condition 30.        Not Used                                                                                95

Condition 31.        Not Used                                                                                95

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SECTION C.  DISTRIBUTION SERVICES OBLIGATIONS                                                                96

Condition 32.        Interpretation of Section C (Distribution Services Obligations)                         96

Condition 32A.       Convenience Customers                                                                   99

Condition 33.        Not used                                                                                100

Condition 34.        Compulsory Acquisition of Land etc.                                                     101

Condition 35.        Other Powers etc.                                                                       102

Condition 36.        Basis of Charges for Distributor Metering and Data Services:
                     Requirements for Transparency                                                           103

Condition 36A.       Non-Discrimination in the Provision of Distributor Metering and
                     Data Services                                                                           105

Condition 36B.       Requirement to Offer Terms for the Provision of
                     Distributor Metering and Data Services                                                  106

Condition 36C.       Functions of the Authority                                                              110

Condition 37.        The Metering Point Administration Service and the Master
                     Registration Agreement                                                                  112

Condition 38.        Establishment of a Data Transfer Service                                                116

Condition 39.        Restriction on Use of Certain Information and Independence of the
                     Distribution Business                                                                   119

Condition 40.        Appointment of Compliance Officer                                                       126

Condition 41.        Prohibition of Cross-Subsidies                                                          130

Condition 42.        Regulatory Accounts                                                                     131

Condition 42A.       Change of Financial Year                                                                137

Condition 43.        Restriction on Activity and Financial Ring Fencing                                      139

Condition 44.        Availability of Resources                                                               142

Condition 45.        Undertaking from Ultimate Controller                                                    145

Condition 46.        Credit Rating of Licensee                                                               147

Condition 47.        Indebtedness                                                                            148

Condition 48.        Last Resort Supply: Payment Claims                                                      152

Condition 49.        Incentive Scheme and Associated Information                                             156


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PART II. THE STANDARD CONDITIONS
--------------------------------

SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS
---------------------------------------------------

Condition 1. Definitions and Interpretation
-------------------------------------------

1.     In these standard conditions, unless the context otherwise requires:

       the "Act"                                 means the Electricity Act 1989.


      "affiliate"                                in relation to the licensee
                                                 means any holding company of
                                                 the licensee, any subsidiary of
                                                 the licensee or any subsidiary
                                                 of a holding company of the
                                                 licensee in each case within
                                                 the meaning of section 736,
                                                 736A and 736B of the Companies
                                                 Act 1985.


      "alternative accounting rules"             for the purposes of standard
                                                 condition 42 (Regulatory
                                                 Accounts) only, has the
                                                 meaning given in that
                                                 condition.


      "amendment"                                for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.


      "Application Regulations"                  means the Electricity
                                                 (Applications for Licences and
                                                 Extensions and Restrictions of
                                                 Licences) Regulations 2001.

      "appropriate time"                         for the purposes of standard
                                                 condition 39 (Restriction on
                                                 Use of Certain Information and
                                                 Independence of the
                                                 Distribution Business) only,
                                                 has the meaning given in that
                                                 condition.


      "auditors"                                 means the licensee's auditors
                                                 for the time being holding
                                                 office in accordance with the
                                                 requirements of the Companies
                                                 Act 1985.


      "authorised"                               in relation to any business or
                                                 activity means authorised by
                                                 licence granted or treated as
                                                 granted under section 6 or by
                                                 exemption granted under
                                                 section 5 of the Act.


      "authorised electricity operator"          means any person (other than
                                                 the licensee) who is authorised
                                                 to generate, transmit,
                                                 distribute, or supply
                                                 electricity and shall include
                                                 any person who has made an
                                                 application to be so authorised
                                                 which application has not been
                                                 refused and any person
                                                 transferring electricity to or
                                                 from or across an
                                                 interconnector or Scottish
                                                 interconnection or who has made
                                                 an application for use of an
                                                 interconnector or Scottish
                                                 interconnection which has not
                                                 been refused.

       the "Authority"                           means the Gas and Electricity
                                                 Markets Authority established
                                                 under section 1 of the
                                                 Utilities Act 2000.


       "BSC" for the purposes of Section B only, has the meaning given in standard condition 10
                                                 (Balancing and Settlement Code
                                                 and NETA Implementation).


       "BSC Framework Agreement"                 for the purposes of standard
                                                 condition 10 (Balancing and
                                                 Settlement Code and NETA
                                                 Implementation) only, has
                                                 the meaning given in that
                                                 condition.


      "bilateral agreement"                      for the purposes of standard
                                                 condition 26 (Compliance with
                                                 CUSC) only, has the meaning
                                                 given in that condition.

      "charge restriction conditions"            for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.


      "charging review date"                    for the purposes of standard
                                                condition 49 (Incentive Scheme
                                                and Associated Information)
                                                only, has the meaning given in
                                                that condition.


      "competent authority"                     for the purposes of standard
                                                condition 39 (Restriction on
                                                Use of Certain Information and
                                                Independence of the
                                                Distribution Business) only,
                                                has the meaning given in that
                                                condition.

      "confidential information"                for the purposes of standard
                                                condition 39 (Restriction
                                                on Use of Certain Information
                                                and Independence of the
                                                Distribution Business) only,
                                                has the meaning given in that
                                                condition.


      "consolidated distribution business"     for the purposes of standard
                                               condition 42 (Regulatory
                                               Accounts) only, has the
                                               meaning given in that
                                               condition.


      "construction agreement"                 for the purposes of standard
                                               condition 26 (Compliance
                                               with CUSC) only, has the
                                               meaning given in that
                                               condition.


      "Consumer Council"                       means the Gas and Electricity
                                               Consumer Council as established
                                               under section 2 of the
                                               Utilities Act 2000.


      "convenience customers"                  means customers supplied or
                                               requiring to be supplied at any
                                               premises which are (i)
                                               connected to the licensee's
                                               distribution system; and (ii)
                                               situated within the
                                               distribution services area of a
                                               distribution services
                                               provider other than the
                                               licensee.


      "core industry documents"                for the purposes of standard
                                               conditions 10 (Balancing and
                                               Settlement Code and NETA
                                               Implementation) and 11 (Change
                                               Co-ordination for NETA) only,
                                               has the meaning given in
                                               standard condition 10; and for
                                               the purposes of standard
                                               condition 26 (Compliance with
                                               CUSC) only, has the meaning
                                               given in that condition.

      "cross-default obligation"                 for the purposes of standard
                                                 condition 47 (Indebtedness)
                                                 only, has the meaning given in
                                                 that condition.


      "current cost assets"                      for the purposes of standard
                                                 condition 42 (Regulatory
                                                 Accounts) only, has the
                                                 meaning given in that
                                                 condition.


      "CUSC"                                     for the purposes of standard
                                                 condition 26 (Compliance with
                                                 CUSC)only, has the meaning
                                                 given in that condition.


      "CUSC Framework agreement"                 for the purposes of standard
                                                 condition 26 (Compliance
                                                 with CUSC) only, has the
                                                 meaning given in that
                                                 condition.


      "customer"                                 means any person supplied
                                                 or requiring to be supplied
                                                 with electricity at any
                                                 premises in Great Britain, but
                                                 shall not include any
                                                 authorised electricity
                                                 operator
                                                 in its capacity as such.


      "data aggregation"                         has the meaning given in
                                                 standard condition 36B
                                                 (Requirement to Offer Terms for
                                                 the Provision of Distributor
                                                 Metering and Data Services).

      "data processing"                          has the meaning given in
                                                 standard condition 36B
                                                 (Requirement to Offer Terms for
                                                 the Provision of Distributor
                                                 Metering and Data Services).


      "data retrieval"                           has the meaning given in
                                                 standard condition 36B
                                                 (Requirement to Offer Terms
                                                 for the Provision of
                                                 Distributor Metering and Data
                                                 Services).

      "data transfer service"                    for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 32
                                                 (Interpretation of Section
                                                 C (Distribution Services
                                                 Obligations)).


      "declared net capacity"                    means, in relation to
                                                 generation
                                                 plant, the highest
                                                 generation of electricity
                                                 at the main alternator
                                                 terminals which can be
                                                 maintained for an indefinite
                                                 period of time without causing
                                                 damage to the plant, less so
                                                 much of that capacity as is
                                                 consumed by the plant.


      "disposal"                                 for the purposes of
                                                 standard condition 29
                                                 (Disposal of Relevant
                                                 Assets) only, has the
                                                 meaning given in that
                                                 condition.


      "distribution arrangements"                has the meaning given in
                                                 standard condition 25 (Long
                                                 Term Development Statement).

      "distribution business"                    means a business of the
                                                 licensee, or in relation to
                                                 sub-paragraphs (a) and (b)
                                                 below, and except to the extent
                                                 otherwise specified by the
                                                 authority in a direction to
                                                 the licensee, any business of
                                                 any affiliate or related
                                                 undertaking of the licensee
                                                 comprising:

                                                 (a)   the distribution of
                                                       electricity through the
                                                       licensee's distribution
                                                       system, including any
                                                       business in providing
                                                       connections to such
                                                       system;

                                                 (b)   the provision of the
                                                       services specified
                                                       in sub-paragraphs
                                                       (c) and (d) of paragraph
                                                       1 of standard condition
                                                       36B (Requirement to
                                                       Offer Terms for the
                                                       Provision of Distributor
                                                       Metering
                                                       and Data Services); and

                                                 (c)   the provision of the
                                                       services specified
                                                       in sub-paragraphs
                                                       (a) and (b) of paragraph
                                                       1 of standard condition
                                                       36B (Requirement to
                                                       Offer Terms for the
                                                       Provision of Distributor
                                                       Metering and Data
                                                       Services),

                                                 or any business ancillary
                                                 thereto.


      "Distribution Code"                        means a distribution code
                                                 required to be prepared by a
                                                 licensed distributor pursuant
                                                 to standard condition 9
                                                 (Distribution Code) and
                                                 approved by the Authority
                                                 as revised from time to time
                                                 with the approval of the
                                                 Authority.


      "distribution licence"                     means a distribution licence
                                                 granted or treated as granted
                                                 under section 6(1)(c) of the
                                                 Act.

      "distribution services area"               has the meaning given at
                                                 sub-paragraph 5(b) of
                                                 standard condition 2
                                                 (Application of Section C
                                                 (Distribution Services
                                                 Obligations)).


      "Distribution Services Direction"          has the meaning given in
                                                 standard condition 2
                                                 (Application of Section C
                                                 (Distribution Services
                                                 Obligations)).


      "distribution services provider"           means a licensed distributor in
                                                 whose licence Section C has
                                                 effect.


      "distribution system"                      means the system consisting
                                                 (wholly or mainly) of electric
                                                 lines owned or operated by an
                                                 authorised distributor and
                                                 used for the distribution of
                                                 electricity from grid supply
                                                 points or generation sets or
                                                 other entry points (and bulk
                                                 supply points in Scotland) to
                                                 the points of delivery to
                                                 customers or authorised
                                                 electricity operators or any
                                                 transmission company within
                                                 Great Britain in its capacity
                                                 as operator of a transmission
                                                 system and includes any remote
                                                 transmission assets (owned by a
                                                 transmission licensee within
                                                 England and Wales) operated by
                                                 such distributor and any
                                                 electrical plant, meters and
                                                 metering equipment owned or
                                                 operated by such distributor in
                                                 connection with the
                                                 distribution of electricity,
                                                 but shall not include any part
                                                 of a transmission system.

      "distributor metering and data services"   for the purposes of Section C
                                                 only, has the meaning given in
                                                 paragraph 9 of standard
                                                 condition 36B (Requirement to
                                                 Offer Terms for the Provision
                                                 of Distributor Metering and
                                                 Data Services).


      "domestic                                  customer" means a customer
                                                 supplied or requiring to
                                                 be supplied with
                                                 electricity at domestic
                                                 premises (but excluding
                                                 such customer in so far as
                                                 he is supplied or requires
                                                 to be supplied at premises
                                                 other than domestic
                                                 premises).


      "domestic premises"                        means premises at which a
                                                 supply is taken wholly or
                                                 mainly for domestic purposes.


      "Electricity Arbitration Association"      for the purposes of standard
                                                 condition 39 (Restriction on
                                                 Use of Certain Information and
                                                 Independence of the
                                                 Distribution Business) only,
                                                 has the meaning given in that
                                                 condition.


      "electricity supplier"                     means any person authorised to
                                                 supply electricity.


      "estimated costs"                          for the purposes of standard
                                                 condition 3 (Payments by the
                                                 Licensee to the Authority)
                                                 only, has the meaning given in
                                                 that condition.

      "existing connection"                      means, in relation to any
                                                 premises, an existing
                                                 connection to the licensee's
                                                 distribution system which does
                                                 not require modification, or a
                                                 new or modified connection to
                                                 such system in respect of which
                                                 all works have been completed,
                                                 such that in either case
                                                 electricity is able to be
                                                 supplied to the premises in
                                                 accordance with the terms of
                                                 the relevant supply agreement.


      "external distribution activities"
                                                 for the purposes of standard
                                                 condition 39 (Restriction on
                                                 Use of Certain Information and
                                                 Independence of the
                                                 Distribution Business) only,
                                                 has the meaning given in that
                                                 condition.


      "financial year"                           subject to standard
                                                 condition 42A (Change of
                                                 Financial Year) (where
                                                 applicable), means a period of
                                                 12 months beginning on 1 April
                                                 of each year and ending on 31
                                                 March of the following
                                                 calendar year.


      "Fuel Security Code"                       for the purposes of Section B
                                                 only, has the meaning given in
                                                 standard condition 16 (Security
                                                 Arrangements).


      "generation set"                           means any plant or apparatus
                                                 for the production of
                                                 electricity and shall where
                                                 appropriate include a
                                                 generating station comprising
                                                 more than one generation set.

      "Grid Code"                                means the Grid Code which each
                                                 transmission company is
                                                 required to prepare and have
                                                 approved by the Authority as
                                                 from time to time revised with
                                                 the approval of the Authority.


      "grid supply point"                        means any point at which
                                                 electricity is delivered from a
                                                 transmission system to any
                                                 distribution system.


      "the handbook"                             for the purposes of standard
                                                 condition 42 (Regulatory
                                                 Accounts)only, has the meaning
                                                 given in that condition.


      "holding company"                          means a company within the
                                                 meaning of sections 736, 736A
                                                 and 736B of the Companies Act
                                                 1985.


      "indebtedness"                             for the purposes of standard
                                                 condition 47 (Indebtedness)
                                                 only, has the meaning given in
                                                 that condition.


      "information"                              includes any documents,
                                                 accounts, estimates, returns,
                                                 records or reports and data in
                                                 written, verbal or electronic
                                                 form and information in any
                                                 form or medium whatsoever
                                                 (whether or not prepared
                                                 specifically at the request of
                                                 the Authority or the Consumer
                                                 Council)of any description
                                                 specified by the Authority.

      "interconnection"                          means:

                                                 the 275 kV and 400 kV circuits
                                                 between and including the
                                                 associated switchgear at Harker
                                                 sub-station in Cumbria and
                                                 the associated switchgear at
                                                 Strathaven sub-station in
                                                 Lanarkshire;


                                                 the 275 kV transmission circuit
                                                 between and including the
                                                 associated switchgear at
                                                 Cockenzie in East Lothian and
                                                 the associated switchgear at
                                                 Stella in Tyne and Wear; and


                                                 the 400 kV transmission circuit
                                                 between and ncluding the
                                                 associated switchgear at
                                                 Torness in East Lothian and the
                                                 associated switchgear at Stella
                                                 in Tyne and Wear


                                                 all as existing at the date on
                                                 which the transmission licence
                                                 comes into force as from time
                                                 to time maintained, repaired
                                                 or renewed, together with any
                                                 alteration, modification or
                                                 addition other than
                                                 maintenance, repair or renewal)
                                                 which Is primarily designed to
                                                 effect a permanent increase in
                                                 one or more particular
                                                 interconnection capacities as
                                                 they exist immediately prior to
                                                 such alteration, modification
                                                 or addition and as from time to
                                                 time maintained, repaired or
                                                 renewed; and
                                                 the 132 kV transmission circuit
                                                 between and including (and
                                                 directly connecting) the
                                                 associated switchgear at
                                                 Chapelcross and the associated
                                                 switchgear at Harker
                                                 sub-station in Cumbria; and


                                                 the 132 kV transmission circuit
                                                 between and including (and
                                                 connecting, via Junction V) the
                                                 associated switchgear at
                                                 Chapelcross and the associated
                                                 switchgear at Harker
                                                 sub-station in Cumbria


                                                 all as existing at the date on
                                                 which the transmission license
                                                 comes into force and as from
                                                 time to time maintained,
                                                 repaired or renewed.



      "interconnector(s)"                        means the electric lines and
                                                 electrical plant and meters
                                                 owned or operated by a
                                                 transmission company solely for
                                                 the transfer of electricity to
                                                 or from a transmission system
                                                 into or out of England and
                                                 Wales.


      "investment"                               for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 43
                                                 (Restriction on Activity and
                                                 Financial Ring Fencing).


      "investment grade issuer credit rating"    for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 46 (Credit
                                                 Rating of Licensee).

      "licensed distributor"                     means any holder of a
                                                 distribution licence.


      "licensee's                                Distribution Code" means the
                                                 distribution code required to
                                                 be prepared by the licensee
                                                 pursuant to standard condition
                                                 9 (Distribution Code) and
                                                 approved by the Authority as
                                                 revised from time to time with
                                                 the approval of the Authority.


      "licensee's distribution system"           means the distribution system
                                                 owned or operated by the
                                                 licensee.


      "Master Registration Agreement"            means the agreement of that
                                                 title referred to and
                                                 comprising such matters as are
                                                 set out in standard condition
                                                 37 (The Metering Point
                                                 Administration Service and the
                                                 Master Registration Agreement).


      "metering equipment"                       includes any electricity meter
                                                 and any associated equipment
                                                 which materially affects the
                                                 operation of that meter.


      "Metering Point Administration Service"    for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 32
                                                (Interpretation of Section
                                                 C (Distribution Services
                                                 Obligations)).


      "metering point administration services"   for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 32
                                                 (Interpretation of Section
                                                 C (Distribution Services
                                                 Obligations)).


      "Metering Point Administration Service     has the meaning given in
      operator"                                  standard condition 38
                                                 (Establishment of a Data
                                                 Transfer Service).

      "non-domestic customer"                    means a customer who is not a
                                                 domestic customer.


      "other Distribution Codes"                 means the distribution codes
                                                 which the holder(s) of a
                                                 distribution licence (other
                                                 than the licensee) are required
                                                 to draw up and have
                                                 approved by the Authority
                                                 pursuant to standard condition
                                                 9 (Distribution Code) of their
                                                 distribution licence, as from
                                                 time to time revised with the
                                                 approval of the Authority.

      "owned" in relation to an electricity meter or other property includes leased and cognate expressions shall be construed accordingly.

      "participating interest"                   has the meaning given by
                                                 section 260 of the Companies
                                                 Act 1985 as amended by section
                                                 22 of the Companies Act 1989.


      "permitted purpose"                        for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 32
                                                 (Interpretation of Section
                                                 C (Distribution Services
                                                 Obligations)).


      "Pooling and Settlement Agreement"         means the agreement of that
                                                 title approved by the Secretary
                                                 of State as from time to time
                                                 amended.


      "regulatory instructions and guidance"     for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.


      "related undertaking"                      in relation to the licensee
                                                 means any undertaking in which
                                                 the licensee has a
                                                 participating interest.


      "relevant asset"                           means any asset for the time
                                                 being forming part of the
                                                 licensee's distribution system,
                                                 any control centre for use in
                                                 conjunction therewith, and any
                                                 legal or beneficial interest in
                                                 land upon which any of the
                                                 foregoing is situate (which for
                                                 the purposes of property
                                                 located in Scotland means any
                                                 estate, interest, servitude or
                                                 other heritable or leasehold
                                                 right in or over land including
                                                 any leasehold interests or
                                                 other rights to occupy or use
                                                 and any contractual or personal
                                                 rights relating to such
                                                 property or the acquisition
                                                 thereof).


      "relevant duties"                          for the purposes of standard
                                                 condition 40 (Appointment of a
                                                 Compliance Officer) only,
                                                 has the meaning given in that
                                                 condition.



      "relevant proportion"                      for the purposes of standard
                                                 condition 3 (Payments by the

                                                 Licensee to the Authority)
                                                 only,  has the meaning given
                                                 in that condition.



      "relevant year"                            for the purposes of standard
                                                 condition 3 (Payments by the
                                                 Licensee to the Authority)
                                                 only, has the meaning given in
                                                 that condition; and for the
                                                 purposes of standard condition
                                                 48 (Last Resort Supply: Payment
                                                 Claims) only, has the meaning
                                                 given in that condition.


      "relinquishment of operational             for the purposes of standard
       control"                                  condition 29 (Disposal of
                                                 Relevant Assets) only, has the
                                                 meaning given in that
                                                 condition.


      "remote transmission assets"               means any electric lines,
                                                 electrical plant or meters in
                                                 England and Wales owned by a
                                                 transmission company ("the
                                                 owner transmission company")
                                                 which:

                                                      (a) are embedded in the
                                                          licensee's
                                                          distribution system
                                                          or the distribution
                                                          system of any
                                                          authorised distributor
                                                          and not directly
                                                          connected by lines
                                                          or plant owned by
                                                          the owner transmission
                                                          company to a
                                                          sub-station owned
                                                          by the owner
                                                          transmission company;
                                                          and

                                                      (b) are by agreement
                                                          between the owner
                                                          transmission company
                                                          and the licensee or
                                                          such authorised
                                                          distributor operated
                                                          under the direction
                                                          and control of the
                                                          licensee or such
                                                          authorised
                                                          distributor.


      "Scottish interconnection"                 means such part of the
                                                 interconnection as is
                                                 situated in Scotland.


      "Secretary of State's costs"               for the purposes of standard
                                                 condition 3 (Payments by
                                                 Licensee to the Authority)
                                                 only, has the meaning given in
                                                 that condition.

      "separate business"                        for the  purposes of standard
                                                 condition 39 (Restriction
                                                 on Use of Certain Information
                                                 and Independence of the
                                                 Distribution Business)only, has
                                                 the meaning given in that
                                                 condition.


      "the scheme"                               for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.

      "Settlement Agreement for Scotland"        has the meaning given in
                                                 standard condition 12
                                                 (Settlement Agreement for
                                                 Scotland).



      "settlement purposes"                      means for the purposes of
                                                 settlement as set out in the
                                                 Balancing and Settlement Code
                                                 or the Settlement Agreement
                                                 for Scotland.


      "specified information"                    for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.


      "standby"                                  means the periodic or
                                                 intermittent supply or sale of
                                                 electricity:


                                                      (a)  to an authorised
                                                           electricity operator
                                                           to make good any
                                                           shortfall in the
                                                           availability of
                                                           electricity to that
                                                           operator for the
                                                           purposes of its
                                                           supply of electricity
                                                           to persons seeking
                                                           such supply; or


                                                      (b)  to a customer of the
                                                           licensee to make good
                                                           any shortfall between
                                                           the customer's total
                                                           supply requirements
                                                           and that met either
                                                           by its own generation
                                                           or by electricity
                                                           supplied by an
                                                           electricity supplier
                                                           other than the
                                                           licensee.



      "statutory accounts"                       means the accounts that the
                                                 licensee prepares under the
                                                 Companies Act 1985 (as
                                                 amended by the Companies Act
                                                 1989).


      "subsidiary"                               means a subsidiary within the
                                                 meanings of sections 736, 736A
                                                 and 736B of the Companies Act
                                                 1985.


      "supply licence"`                          means a supply licence granted
                                                 or treated as granted under
                                                 section 6(1)(d) of the Act.


      "top-up" means the supply or sale of electricity on a continuing or regular basis:

                                                      (a)  to an authorised
                                                           electricity operator
                                                           to make good any
                                                           shortfall in the
                                                           availability of
                                                           electricity to that
                                                           operator for the
                                                           purposes of its
                                                           supply of electricity
                                                           to persons seeking
                                                           such supply; or


                                                      (b)  to a customer of the
                                                           licensee to make good
                                                           any shortfall between
                                                           the customer's total
                                                           supply requirements
                                                           and that met Either
                                                           by its own generation
                                                           or by electricity
                                                           supplied by an
                                                           electricity supplier
                                                           other than the
                                                           licensee.


      "trading code"                             for the purposes of
                                                 Section B only, has the
                                                 meaning given in standard
                                                 condition 12A (Compliance
                                                 with Trading Code in
                                                 Scotland).


      "transmission company"                     means the holder for the time
                                                 being of a transmission
                                                 licence.


      "transmission licence"                     means a transmission licence
                                                 granted or treated as granted
                                                 under section 6(1)(b) of the
                                                 Act.


      "transmission system"                      means a system consisting (
                                                 wholly or mainly) of high
                                                 voltage electric lines owned or
                                                 operated by a transmission
                                                 company and used for the
                                                 transmission of electricity
                                                 from one generating station to
                                                 a sub-station or to another
                                                 generating station, or between
                                                 sub-stations or to or from any
                                                 interconnector or Scottish
                                                 interconnection in question and
                                                 in relation to Scotland
                                                 including any interconnector
                                                 and Scottish interconnection,
                                                 and includes any electrical
                                                 plant and meters owned or
                                                 operated by the transmission
                                                 company in connection with the
                                                 transmission of electricity but
                                                 shall not include any remote
                                                 transmission assets.


      "ultimate controller"                      means:

                                                 (a)  a holding company of
                                                      the licensee which is not
                                                      itself a  subsidiary of
                                                      another company;  and

                                                 (b)  any person who whether
                                                      alone or  with a person or
                                                      persons connected with
                                                      him) is in a position to
                                                      control, or to exercise
                                                      significant influence
                                                      over, the policy of the
                                                      licensee or any holding
                                                      company of the licensee
                                                      by virtue of:

                                                      (i)  rights under
                                                           contractual
                                                           arrangements to which
                                                           he is a party or of
                                                           which he is a
                                                           beneficiary; or

                                                      (ii) rights of ownership
                                                           (including rights
                                                           attached to or
                                                           deriving from
                                                           securities or rights
                                                           under a trust) which
                                                           are held by him or of
                                                           which he is a
                                                           beneficiary;

                                                 but excluding any director or
                                                 employee of a corporate body
                                                 in his capacity as such;
                                                 and

                                                  (c) for the purposes of
                                                      sub-paragraph (b), a
                                                      person is connected with
                                                      another person if they are
                                                      party to any arrangement
                                                      regarding the exercise of
                                                      any such rights as are
                                                      described in that
                                                      paragraph.


      "undertaking"                              has the meaning given by
                                                 section 259 of the Companies
                                                 Act 1985.


      "unmetered                                 supply" means a supply of
                                                 electricity to premises
                                                 which is not, for the purpose
                                                 of calculating the charges for
                                                 electricity supplied to the
                                                 customer at such premises,
                                                 measured by metering
                                                 equipment.


      "use of system"                            means use of the licensee's
                                                 distribution system for the
                                                 distribution of electricity by
                                                 the licensee for any person.


      "use of system charges"                    means charges made or levied or
                                                 to be made or levied by the
                                                 licensee for the provision of
                                                 services as part of the
                                                 distribution business to any
                                                 person as more fully described
                                                 in standard condition 4 (Basis
                                                 of Charges for Use of System
                                                 and Connection to System:
                                                 Requirements for Transparency)
                                                 but shall not include
                                                 connection charges.

2. Any words or expressions used in the Utilities Act 2000 or Part I of the Act shall, unless the contrary intention appears, have the same meanings when used in the standard conditions.

3. Except where the context otherwise requires, any reference to a numbered standard condition (with or without a letter) or Schedule is a reference to the standard condition (with or without a letter) or Schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a letter) is a reference to the paragraph bearing that number in the standard condition or Schedule in which the reference occurs, and reference to a Section is a reference to that Section in these standard conditions.

4. These standard conditions shall have effect as if, in relation to a licence holder who is a natural person, for the words "it", "its" and "which" there were substituted the words "he", "him", "his", "who" and "whom", and cognate expressions shall be construed accordingly.

5. Except where the context otherwise requires, a reference in a standard condition to a paragraph is a reference to a paragraph of that standard condition and a reference in a paragraph to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

6.   Any reference in these standard conditions to -
     (a)  a provision thereof;
     (b) a provision of the standard conditions of electricity supply licences, or
     (c) a provision of the standard conditions of electricity generation licences,
     (d) a provision of the standard conditions of electricity transmission licences,


         shall, if these standard conditions or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these standard conditions or the other standard conditions in question as modified.

7. In construing these standard conditions, the heading or title of any standard condition or paragraph shall be disregarded.

8. Any reference in a standard condition to the purposes of that condition generally is a reference to the purposes of that standard condition as incorporated in this licence and as incorporated in each other licence under section 6(1)(c) of the Act (whenever granted) which incorporates it.

9. Where any obligation of the licence is required to be performed by a specified date or time, or within a specified period, and where the licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or time, or after the expiry of the specified period (but without prejudice to all the rights and remedies available against the licensee by reason of the licensee's failure to perform by that date or time, or within that period).

10. Anything required by or under these standard conditions to be done in writing may be done by facsimile transmission of the instrument in question or by other electronic means and, in such case -

     (a) the original instrument or other confirmation in writing shall be delivered or sent by pre-paid first-class post as soon as is reasonably practicable, and

     (b) where the means of transmission had been agreed in advance between the parties concerned, in the absence of and pending such confirmation, there shall be a rebuttable presumption that what was received duly represented the original instrument.

11. The definitions referred to in this condition may include some definitions which are not used or not used exclusively in Sections A and B (which Sections are incorporated in all distribution licences). Where:

     (a) any definition is not used in Sections A and B, that definition shall, for the purposes of this licence, be treated:

          (i) as part of the standard condition or conditions (and the Section) in which it is used;

          (ii) as not having effect in the licence until such time as the standard condition in which the definition is used has effect within the licence in pursuance of standard condition 2 (Application of Section C (Distribution Services Obligations);

     (b) any definition which is used in Sections A and B is also used in one or more other Sections:

          (i) that definition shall only be modifiable in accordance with the modification process applicable to each of the standard conditions in which it is used; and

          (ii) if any such standard condition is modified so as to omit that definition, then the reference to that definition in this condition shall automatically cease to have effect.

Condition 2.  Application of Section C (Distribution Services Obligations)
--------------------------------------------------------------------------

1. Where the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C (in whole or in part) to have effect within this licence:

     (a) paragraphs 4 to 8 shall cease to be suspended and shall have effect in the licensee's licence; and

     (b) the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) of this licence,

     from the date the said scheme takes effect. Such provision made by the Secretary of State in the said scheme shall be treated, for the purposes of paragraphs 5, 6, and 7 of this condition, as if it were a Distribution Services Direction made by the Authority.


2.   Until -


     (a) the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C (in whole or in part) to have effect within this licence; or


     (b) the Authority has issued to the licensee a direction pursuant to paragraph 4,


      the standard conditions in Section C (in whole or, as the case may be, in part) shall not have effect within this licence; and the licensee shall not be obliged to comply with any of the requirements of Section C (in whole or, as the case may be, in part) of this licence.

3. Except where paragraph 1 applies to the licensee, paragraphs 4 to 8 of this standard condition shall be suspended and shall have no effect in this licence until such time as the Authority, with the consent of the licensee, issues to the licensee a notice ending the suspension and providing for those paragraphs to have effect in this licence with effect from the date specified in the notice.

4. The Authority may, with the consent of the licensee, issue a direction (a "Distribution Services Direction"). Where the Authority has issued to the licensee a Distribution Services Direction the standard conditions in Section C (in whole or, as the case may be, in part) shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) to the extent and subject to the terms specified in such direction.


5.    A Distribution Services Direction:


      (a) may specify that the standard conditions in Section C (in whole or in part) are to have effect in this licence;

      (b) shall specify or describe an area (the "distribution services area") within which the licensee shall be obliged to comply with any of the requirements of Section C (in whole or, as the case may be, in part); and

      (c) shall specify whether or not the requirements of Section C (in whole or, as the case may be, in part) apply to convenience customers.


6.    The Authority may, with the consent of the licensee:

       (a) vary the terms (as set out in the Distribution Services Direction or elsewhere) under which Section C (or parts thereof) has effect in this licence; or

       (b) provide for Section C (or parts thereof) to cease to have effect in this licence.


7. The variation or cessation provided for in paragraph 6 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

8. With effect from the date of cessation referred to in paragraph 7, paragraphs 4 to 7 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter, with the consent of the licensee, give to the licensee a notice ending the suspension and providing for those paragraphs to have effect again in this licence with effect from the date specified in the notice.

Condition 3. Payments by Licensee to the Authority
--------------------------------------------------

1. The licensee shall, at the times stated, pay to the authority such amounts as are determined by or under this condition.

2. In respect of each relevant year at the beginning of which the licensee holds this licence, the licensee shall pay to the Authority the aggregate of:

       (a) an amount which is the relevant proportion of the estimated costs of the Authority during the year in question;

       (b) an amount which is the relevant proportion of the estimated costs of the Consumer Council during the year in question;

       (c) an amount which is the relevant proportion of the estimated costs incurred in the previous relevant year by the
           Competition Commission in connection with references made to it with respect to the licence or any other electricity distribution licence;

       (d) an amount which is the relevant proportion of the Secretary of State's costs during the year in question;

       (e) an amount which is the relevant proportion of the difference (being a positive or negative amount), if any, between:

          (aa) any costs estimated by the Authority or, in the case of sub-paragraph 2(d), the Secretary of State in the previous relevant year under sub-paragraphs 2(a), (b), (c), and (d); and

          (bb) the actual costs of the Authority, the Consumer Council, the Competition Commission (in connection with that reference) and the Secretary of State for the previous relevant year or, in the case of the Competition Commission, for the relevant year prior to the previous relevant year; and

       (f) in respect of the relevant year ending on 31 March 2002, an amount which is the relevant proportion of the actual unrecovered costs of the Director General of Electricity Supply and the Relevant Consumers' Committees.

3. The amounts determined in accordance with paragraph 2 shall be paid by the licensee to the Authority in two instalments, with:

       (a) the first instalment being due for payment by 30 June in each year;
           and

       (b) the second instalment being due for payment by 31 January in each year provided that, in each case, if the Authority has not given notice of the amount of the instalment due at least 30 days before the payment date stated above, the licensee shall pay the amount due within 30 days from the actual giving of notice by the Authority to the licensee (whenever notice is given).

4. Where the licensee fails to pay the amount determined in accordance with paragraph 2 within 30 days of the due date set out in paragraph 3, it shall pay simple interest on the amount at the rate which is from time to time equivalent to the base rate of NatWest Bank plc or, if there is no such base rate, such base rate as the Authority may designate for the purposes hereof.

5. In relation to any data or information specified by the Authority in a direction given for the purposes of this condition generally, the licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted to the Authority each year on the date specified by the Authority. Each certificate shall be in the following form -

      "In the opinion of the directors of [the licensee], all data and information provided to the Authority on [date provided to the Authority] for the purposes of enabling the Authority to calculate the licence fee payable by [the licensee] pursuant to standard condition 3 (Payments by the Licensee to the Authority) is accurate."

6.    In this condition:

      "estimated  costs"                means costs  estimated by the  Authority
                                        as likely to be: (a) the costs of the
                                        Authority  and the  consumer  Council;
                                        and (b) the costs incurred by the
                                        Competition Commission,  such estimate
                                        having regard to the views of the
                                        Competition Commission.

      "relevant proportion"             means the proportion of the costs
                                        attributable to the licensee in
                                        accordance with  principles  determined
                                        by the Authority  for the  purposes  of
                                        this  condition  generally and
                                        notified to the licensee.

      "relevant year"                   means a year beginning on 1 April of
                                        each calendar year and ending on 31
                                        March of the following calendar year.

      "Secretary of State's costs"      means costs estimated by the Secretary
                                        of State as likely to be his costs in
                                        relation to:

                                        (a)      the establishment of the
                                                 Authority and the Consumer
                                                 Council; and

                                        (b)      Schedule 7 to the Utilities Act
                                                 2000.
5.    In sub-paragraph 2(f) of this condition:


      "Director General of              means the office previously established
       Electricity Supply"              under section 1 of the Act;

      "Relevant Consumers'              means the committees previously
       Committees"                      appointed by the Director General of
                                        Electricity Supply under section 2 of
                                        that Act

SECTION B. GENERAL
------------------

Condition 4. Basis of Charges for Use of System and Connection to System:
-------------------------------------------------------------------------
Requirements for Transparency
-----------------------------

1. The licensee shall as soon as practicable prepare statements in a form approved by the Authority setting out the basis upon which charges will be made for the provision of:

      (a)    use of system; and

      (b)    connections to the licensee's distribution system,

      in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges which the person would become liable to pay for the provision of such services, and (without prejudice to the foregoing) including the information set out in paragraphs 2 and 3 respectively.



2.    The statement referred to at sub-paragraph 1(a) shall include:

      (a) a schedule of charges for the distribution of electricity under use of system;

      (b) a schedule of adjustment factors to be made in respect of distribution losses, in the form of additional supplies required to cover those distribution losses;

      (c) the methods by which and the principles on which the charges (if any) for availability of distribution capacity on the licensee's distribution system will be made;

      (d) a schedule of charges in respect of accounting and administrative services; and

      (e) a schedule of the charges (if any) which may be made for the provision and installation of any electrical plant at entry or exit points, the provision and installation of which are ancillary to the grant of use of system, and for the maintenance of such electrical plant.

3.    The statement referred to at sub-paragraph 1(b) shall include:

      (a) a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the licensee's distribution system for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the methods by which and the principles on which such charges will be calculated;

      (b) the methods by which and the principles on which any charges will be made in respect of extension or reinforcement of the licensee's distribution system rendered (in the licensee's discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

      (c) the methods by which and the principles on which connection charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the licensee's discretion) of greater size or capacity than that required for use of system by the person seeking connection;

      (d) the methods by which and the principles on which any charges (including any capitalised charge) will be made for maintenance, repair and replacement required of electric lines or electrical plant provided and installed for making a connection to the licensee's distribution system;

      (e) (save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) the methods by which and principles on which any charges will be made for the provision of special metering or telemetry or data processing equipment by the licensee for the purposes of enabling any person who is party to the

            Pooling and Settlement Agreement and/or the Balancing and Settlement Code to comply with its obligations in respect of metering thereunder,or for the performance by the licensee of any service in relation to such metering thereto; and


      (f) the methods by which and principles on which any charges will be made for disconnection from the licensee's distribution system and the removal of electrical plant and electric lines following disconnection.



4. Connection charges for those items referred to in paragraph 3 shall be set at a level which will enable the licensee to recover:

      (a) the appropriate proportion to be determined having regard to the factors set out in paragraph 4 of standard condition 4B (Requirement to Offer Terms for Use of System and Connection) of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the licensee's distribution system or the provision and installation, maintenance, repair, and replacement or (as the case may be) removal following disconnection of any electric lines or electrical plant; and

      (b)  a reasonable rate of return on the capital represented by such costs.



5. If so requested and subject to paragraphs 6 and 10, the licensee shall, as soon as practicable and in any event within 28 days (or where the Authority so approves such longer period as the licensee may reasonably require having regard to the nature and complexity of the request) after the date referred to in paragraph 12 give or send to any person making such request a statement showing present and future circuit capacity, forecast power flows and loading on the part or parts of the licensee's distribution system specified in the request and fault levels for each distribution node covered by the request and containing:

      (a) such further information as shall be reasonably necessary to enable such person to identify and evaluate the opportunities available when connecting to and making use of the part or parts of the licensee's distribution system specified in the request; and

      (b) if so requested, a commentary prepared by the licensee indicating the licensee's views as to the suitability of the part or parts of the licensee's distribution system specified in the request for new connections and the distribution of further quantities of electricity.



6. The licensee shall include in every statement given or sent under paragraph 5 the information required by that paragraph except that the licensee may:

      (a) with the prior consent of the Authority omit from any such statement any details as to circuit capacity, power flows, loading or other information, disclosure of which would, in the view of the Authority, seriously and prejudicially affect the commercial interests of the licensee or any third party; and

      (b) omit information the disclosure of which would place the licensee in breach of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) (if applicable).



7.     The licensee:

       (a) shall, at least once in every year, review the information set out in the statements prepared in accordance with paragraph 1 in order that the information set out in such statements shall continue to be accurate in all material respects; and

       (b) may, with the approval of the Authority, from time to time alter the form of such statements.

8. The licensee shall send a copy of the statements prepared in accordance with paragraph 1 and of any revision of such statements, to the Authority.



9. The licensee shall give or send a copy of the statements prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statements, to any person who requests a copy of such statement or statements.



10. The licensee may make a charge for any statement given or sent pursuant to paragraph 9 of an amount which shall not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority's estimate of the licensee's reasonable costs of providing such a statement.



11. The licensee may within 10 days after receipt of the request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 5, and its obligation to provide such statement shall be conditional on the person requesting such statement agreeing to pay the amount estimated or such other amount as the Authority may, upon application of the licensee or the person requesting such statement, direct.



12. For the purposes of paragraph 5, the date referred to shall be the later of:

      (a)  the date of receipt of the request referred to in paragraph 5; or

      (b) the date on which the licensee receives agreement from the person making the request to pay the amount estimated or such other amount as is determined by the Authority (as the case may be) under paragraph 11.



13. The licensee shall, not less than 5 months prior to the date on which it proposes to amend its use of system charges in respect of any agreement for use of system, send to the Authority a notice setting out the licensee's proposals in relation to such amendment together with an explanation of the proposed amendment (including a statement of any assumptions on which such proposals are based), and the licensee shall send a copy of such notice to any person who has entered into an agreement for use of system under standard condition 4B (Requirement to Offer Terms for Use of System and Connection).



14. Except with the prior consent of the Authority, the licensee shall not amend its use of system charges in respect of any agreement for use of system save to the extent that it has given prior notice of the amendment in accordance with paragraph 13 and such amendment reflects the proposals made in the notice (subject only to revisions consequent upon material changes in the matters which were expressed, in the statement which accompanied the notice, to be assumptions on which the proposals were based).

Condition 4A. Non-Discrimination in the Provision of Use of System and
----------------------------------------------------------------------
Connection to System
--------------------

1. In the carrying out of works for the purpose of connection to the licensee's distribution system, or in providing for the modification to or retention of an existing connection to its distribution system, the licensee shall not discriminate between any persons or class or classes of persons.



2. In the provision of use of system the licensee shall not discriminate between any persons or class or classes of persons.



3. Without prejudice to paragraphs 1 and 2, and subject to the provisions of standard condition 4 (Basis of Charges for Use of System and Connection to System), the licensee shall not make charges for the provision of use of system to any person or class or classes of persons which differ from the charges for such provision to any other person or to any class or classes of persons, except in so far as such differences reasonably reflect differences in the costs associated with such provision.



4. The licensee shall not in setting its charges for connection or use of system restrict, distort or prevent competition in the generation, transmission, distribution or supply of electricity.

Condition 4B. Requirement to Offer Terms for Use of System and Connection
-------------------------------------------------------------------------

1. On application made by any person the licensee shall (subject to paragraph 4) offer to enter into an agreement for use of system:

      (a) to accept into the licensee's distribution system at such entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such person; and/or

      (b) to distribute such quantities of electricity as are referred to in sub-paragraph (a) (less any distribution losses) at such exit point or points on the licensee's distribution system and to such person or persons as the applicant for use of system may specify.


2. On application made by any person for a connection, the licensee shall offer terms for making the connection pursuant to section 16 and section 16A of the Act. Such offer of a connection shall comply with the provisions of this condition.


3.    Where the licensee:


      (i)  makes an offer to enter into a connection agreement pursuant to section 22 of the Act; or

      (ii) replies to a request for a conection made to it under section 16A of the Act the licensee shall, in making the offer or replying to the applicant, make detailed provision regarding:


      (a) the carrying out of the works (if any) required to connect the licensee's distribution system to any other system for the transmission or distribution of electricity, and for the obtaining of any consents necessary for such purpose;

      (b) the carrying out of the works (if any) in connection with the extension or reinforcement of the licensee's distribution system rendered (in the licensee's discretion) appropriate or necessary by reason of making the connection or modification to an existing connection and for the obtaining of any consents necessary for such purpose;


      (c) (save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services)) the installation of appropriate meters (if any) required to enable the licensee to measure electricity being accepted into the licensee's distribution system at the specified entry point or points or leaving such system at the specified exit point or points;


      (d) the installation of such switchgear or other apparatus (if any) as may be required for the interruption of supply where the person seeking connection or modification of an existing connection does not require the provision of top-up or standby; and


      (e) (save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) the installation of special metering, telemetry or data processing equipment (if any) for the purpose of enabling any person who is party to the Pooling and Settlement Agreement and/or the Balancing and Settlement Code whilst such agreement is still in existence to comply with its obligations in respect to metering or the performance by the licensee of any service in relation to such metering thereunder.

4. In making an offer pursuant to this condition to enter into any connection agreement or in replying to a request for connection under section 16A of the Act, the licensee shall set out:


      (a)  the date by which in the case of an agreement under paragraph
           2, any works required to permit access to the licensee's distribution system (including for this purpose any works to reinforce or extend the licensee's distribution system) shall be completed, time being of the essence unless, in the case of connection agreements only, otherwise agreed between the parties;



      (b) the charges to be paid in respect of the services required, such charges(unless manifestly inappropriate):


           (i) to be presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency) or any revision thereof; and


           (ii) to be set in conformity with the requirements of standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency); and


           (iii) in the case of a connection agreement under paragraph 2, additionally to be set in conformity with the requirements of paragraph 5.


      (c) such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works under an agreement for providing a connection or modification to or retention of an existing connection, the licensee shall have regard to:


      (a) the benefit (if any) to be obtained or likely in the future to be obtained by the licensee or any other person as a result of the carrying out of such works whether by reason of the reinforcement or extension of the licensee's distribution system or the provision of additional entry or exit points on such system or otherwise;



       (b) the ability or likely future ability of the licensee to recoup a proportion of such costs from third parties; and


       (c) the principles that:


           (i) no charge will normally be made for reinforcement of the existing distribution system if the new or increased load requirement does not exceed 25 percent of the existing effective capacity at the relevant points on the system; and


           (ii) charges will not generally take into account system reinforcement carried out at more than one voltage level above the voltage of connection.


6. The licensee shall offer terms for agreements in accordance with paragraphs 2 and 4 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than the period specified in paragraph 7 after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

7.    For the purposes of paragraph 6, the period specified shall be:


      (a) in the case of persons seeking the provision of use of system only, 28 days;


      (b) in the case of persons seeking connection or a modification to an existing connection, 3 months; and


      (c) in the case of persons seeking use of system in conjunction with connection or a modification to an existing connection, 3 months.


8. The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement:


      (a) under paragraphs 2 and 4 if to do so would be likely to involve the licensee being:


          (i)  in breach of its duties under section 9 of the Act;


          (ii) in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect to the distribution business;


          (iii) in breach of the Grid Codes or the licensee's Distribution Code; or


          (iv)  in breach of the conditions; or


      (b) under paragraph 2 or 4, if the person making the application does not undertake to be bound, in so far as applicable, by the terms of the licensee's Distribution Code or the applicable Grid Code from time to time in force; or

      (c) under paragraphs 2 and 4, if to do so would be likely to involve the licensee doing something which, without the consent of another person, would require the exercise of a power conferred by any provision of Schedules 3 or 4 to the Act; where the licence does not provide for that provision to have effect in relation to it; and any necessary consent has not, at the time the request is made, been given.


9. The licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing an application under the Application Regulations or such provisions to like effect contained in any further regulations then in force made pursuant to sections 6(3), 60 and 64(1) of the Act.

Condition 4C. Functions of the Authority
----------------------------------------


1. If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 4B (Requirement to Offer Terms for Use of System and Connection) for use of system, or an agreement for connection, the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard in particular to the following considerations:

      a) that such a person should pay to the licensee, in the case of provision of use of system, the use of system charges determined in accordance with standard condition 4 (Basis of Charges for Use of System and Connection to System:
          Requirements for Transparency); and

          in the case of provision of a connection or modification to an existing connection to the system, the whole or an appropriate proportion (as determined in accordance with paragraph 4 of standard condition 4B (Requirement to Offer Terms for Use of System and Connection)) of the costs referred to in paragraph 4 of standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency), together with a reasonable rate of return on the capital represented by such costs;

      (b) that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at sub-paragraph 8(a) of standard condition 4B (Requirement to Offer Terms for Use of System and Connection);

      (c) that any methods by which the licensee's distribution system is connected to any other system for the transmission or distribution of electricity accord (in so far as applicable to the licensee) with the applicable Distribution Codes and Grid Codes; and

      (d) that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 4B (Requirement to Offer Terms for Use of System and Connection) should be in as similar a form as is practicable.

2. In so far as any person entitled or claiming to be entitled to an offer under standard condition 4B (Requirement to Offer Terms for Use of System and Connection) wishes to proceed on the basis of an agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If either party to such agreement proposes to vary the contractual terms of any agreement for use of system, for the provision of a connection or for the modification to an existing connection to the licensee's distribution system, entered into pursuant to standard condition 4B (Requirement to Offer Terms for Use of System and Connection) or under this condition in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

Condition 5. Distribution System Planning Standard and Quality of Service
-------------------------------------------------------------------------

1. The licensee shall plan and develop the licensee's distribution system in accordance with a standard not less than that set out in Engineering Recommendation P.2/5 (October 1978 revision) of the Electricity Council Chief Engineers' Conference in so far as applicable to it or such other standard of planning as the licensee may, following consultation (where appropriate) with the transmission company and any other authorised electricity operator liable to be materially affected thereby and with the approval of the Authority, adopt from time to time.

2. The licensee shall within 3 months after this condition comes into force draw up and submit to the Authority for its approval a statement setting out criteria by which the quality of performance of the licensee in maintaining the licensee's distribution system's security and availability and quality of service may be measured.

3. The licensee shall within 2 months after the end of each financial year submit to the Authority a report providing details of the performance of the licensee during the previous financial year against the criteria referred to in paragraphs 1 and 2.

4. The Authority may (following consultation with the licensee and, where appropriate, with the transmission company and any other authorised electricity operator liable to be materially affected thereby) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the licensee's distribution system and to such extent as may be specified in the directions.

5. Paragraph 2 shall not apply to the licensee in respect of any period during which standard condition 49 has effect.

6. Paragraph 3 shall not apply in repect of a prevous financial year during the whole or part of which standard condition 49 had effect.

Condition 6. Safety and Security of Supplies Enquiry Service
------------------------------------------------------------

1. The licensee shall establish, or procure the establishment of, and subsequently operate and maintain, or procure the subsequent operation and maintenance of, an enquiry service for use by any person for the purposes of receiving reports and offering information, guidance or advice about any matter or incident which:

      (a) affects or is likely to affect the maintenance of the security, availability and quality of service of the licensee's distribution system; or

      (b) arises from or in connection with the operation of, or otherwise relates to, the licensee's distribution system and which causes danger or requires urgent attention or is likely to cause danger or require urgent attention.

2. The service established, operated and maintained in accordance with paragraph 1 shall:

      (a) be provided without charge by the licensee to the user at the point of use;

      (b) ensure that all reports and enquiries are processed in a prompt and efficient manner whether made by telephone, in writing or in person; and

      (c) be available to receive and process telephone reports and enquiries at all times on every day of each year.

3. In the establishment and operation and maintenance of the enquiry service in accordance with paragraph 1 the licensee shall not discriminate between any persons or class or classes of persons.

4. In the establishment, operation and maintenance of the enquiry service in accordance with paragraph 1 the licensee shall not restrict, distort or prevent competition in the supply of electricity.

5. The licensee shall have in force at all times a statement approved by the Authority setting out details of the service to be provided in accordance with paragraph 1, and the licensee shall give or send a copy of such statement to any person requesting it.


6. The licensee shall give to the Authority notice of any amendments it proposes to make to the statement prepared under paragraph 5, and shall not make such amendments until either:

      (a) a period of one month from the date of the notice has expired; or

      (b) prior to the expiry of such period, the licensee has obtained the written approval of the Authority to such amendments.

7. The licensee shall take steps to inform each authorised electricity operator which uses the service of any change to the address or telephone number of such service established, operated and maintained in accordance with paragraph 1, as soon as is practicable but in any event prior to such change becoming effective.

Condition 7. Provision of Information about Theft or Abstraction of Electricity,
-------------------------------------------------------------------------------
Damage and Meter Interference
-----------------------------

1. Where a person other than the licensee is the owner of any electrical plant, electric lines or meter the licensee shall, as soon as is reasonably practicable, inform that person of any incident where the licensee has reason to believe:

      (a) that there has been damage to such electrical plant, electric line or metering equipment; or

      (b) that there has been interference with the metering equipment to alter its register or prevent it from duly registering the quantity of electricity supplied;

      provided that the licensee shall not be obliged to inform the owner of any electrical plant, electrical line or meter of any such incident where it has reason to believe that the damage or interference referred to above was caused by such owner.

2. Where the licensee, in the course of providing services to any person supplying electricity to premises directly connected to the licensee's distribution system, has reason to believe that:


      (a) there has been damage to any electrical plant, electric line or metering equipment through which such premises are supplied with electricity; or

      (b) there has been interference with the metering equipment through which such premises are supplied to alter its register or prevent it from duly registering the quantity of electricity supplied, the licensee shall, as soon as reasonably practicable, inform that person (the person supplying electricity to the premises in question) of the incident in question.

Condition 8. Provisions Relating to the Connection of Metering Equipment
------------------------------------------------------------------------

1. On application made by any person the licensee shall, subject to paragraph 5, offer to enter into an agreement authorising that person to connect metering equipment to the licensee's distribution system.

2. In making an offer to enter into an agreement specified in paragraph 1, the licensee shall set out:

      (a) the date from which the applicant is authorised to undertake connections;

      (b) the procedures to be adopted by the applicant when making connections, with particular regard to those relating to safety; and

      (c) such other detailed terms as are or may be appropriate for the purposes of the agreement.

3. The licensee shall offer terms for an agreement in accordance with paragraph 1 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.


4. In the offering of the terms in accordance with paragraph 1, the licensee shall not show undue preference to or exercise undue discrimination against any person or class or classes of persons and shall not offer terms or operate in such a way as to restrict, distort or prevent competition.

5. The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement where to do so would be likely to cause the licensee to be in breach of those provisions referred to at paragraph 7(a) of standard condition 4B (Requirement to Offer Terms for Use of System and Connection).

6. If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under this condition, the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable.

7. If the licensee or other party to such agreement proposes to vary the terms of any agreement entered into pursuant to this condition in any manner provided for under such agreement, the Authority may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

8. In so far as any person entitled or claiming to be entitled to an offer under this condition wishes to proceed on the basis of an agreement or a variation to it as settled by the Authority pursuant to paragraphs 6 and 7, the licensee shall forthwith enter into and implement such agreement or variation in accordance with its terms.

Condition 9. Distribution Code
------------------------------

1. The licensee shall in consultation with authorised electricity operators liable to be materially affected thereby prepare and at all times have in force and shall implement and (subject to paragraph 10 ofthis condition) comply with a Distribution Code:

      (a) covering all material technical aspects relating to connections to and the operation and use of the licensee's distribution system or (in so far as relevant to the operation and use of the licensee's distribution system) the operation of electric lines and electrical plant connected to the licensee's distribution system and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5 below; and

      (b)  which is designed so as:

           (i) to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the distribution of electricity; and

           (ii) to facilitate competition in the generation and supply of electricity.

2. The Distribution Code in force at the date this condition comes into force shall be sent to the Authority for its approval. Thereafter the licensee shall (in consultation with authorised electricity operators liable to be materially affected thereby) periodically review (including upon the request of the Authority) the Distribution Code and its implementation. Following any such review, the licensee shall send to the Authority:

      (a)  a report on the outcome of such review; and

      (b) any proposed revisions to the Distribution Code from time to time as the licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in sub-paragraph 1(b); and

       c) any written representations or objections from authorised electricity operators (including any proposals by such operators for revisions to the Distribution Code not accepted by the licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the Distribution Code proposed by the licensee and sent to the Authority pursuant to paragraph 2 must receive the prior approval of the Authority before being implemented.

4. Having regard to any written representations or objections referred to in sub-paragraph 2(c), and following such further consultation (if any) as the Authority may consider appropriate, the Authority may issue directions requiring the licensee to revise the Distribution Code in such manner as may be specified in the directions, and the licensee shall forthwith comply with any such directions.

5.    The Distribution Code shall include:

      (a)  a distribution planning and connection code containing:

           (i) connection conditions specifying the technical, design and operational criteria to be complied with by any person connected or seeking connection to the licensee's distribution system; and

           (ii) planning conditions specifying the technical and design criteria and procedures to be applied by the licensee in the planning and development of the licensee's distribution system and to be taken into account by persons connected or seeking connection with the licensee's distribution system in the planning and development of their own plant and systems; and

       (b) distribution operating code specifying the conditions under which the licensee shall operate the licensee's distribution system and under which persons shall operate their plant and/or distribution systems in relation to the licensee's distribution system, in so far as necessary to protect the security and quality of supply and safe operation of the licensee's distribution system under both normal and abnormal operating conditions.

6. The licensee shall give or send a copy of the Distribution Code (as from time to time revised) to the Authority.

7. The licensee shall (subject to paragraph 8) give or send a copy of the Distribution Code (as from time to time revised) to any person requesting the same.

8. The licensee may make a charge for any copy of the Distribution Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this condition in directions issued by the Authority.

9. In preparing, implementing and complying with the Distribution Code (including in respect of the scheduling of maintenance of the licensee's distribution system), the licensee shall not unduly discriminate between or unduly prefer any person or class or classes of persons.

10. The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations under the Distribution Code in respect of such parts of the licensee's distribution system and to such extent as may be specified in the directions.

Condition 9A. Compliance with other Distribution Codes
------------------------------------------------------


1. The licensee shall comply with the provisions of the other Distribution Codes insofar as applicable to the licensee or the licensee's distribution business.

2. The Authority may, following consultation with the licensed distributor(s) responsible for any other Distribution Code(s) and any authorised electricity operators directly affected thereby, issue directions relieving the licensee of its obligation in paragraph 1 in respect of such parts of the other Distribution Code(s) and to such extent and subject to such conditions as may be specified in those directions.

Condition 10.  Balancing and Settlement Code and NETA Implementation
--------------------------------------------------------------------

1. Insofar as the licensee shall distribute or offer to distribute electricity within any area of England and Wales, the licensee shall be a party to the BSC Framework Agreement and shall comply with the BSC.

2. The licensee shall comply with the programme implementation scheme established in accordance with paragraph 3 as modified from time to time in accordance with paragraph 5.

3. The programme implementation scheme is a scheme designated by the Secretary of State setting out the steps, including without limitation steps as to the matters referred to in paragraph 4, to be taken (or procured) by the licensee (and/or by authorised electricity operators) which are, in the Secretary of State's opinion, appropriate in order to give full and timely effect to:

      (a) any modifications made to this licence and to the licences of authorised electricity operators by the Secretary of State pursuant to the power vested in him under section 15A of the Act;

      (b) any conditions imposed by any exemption from the requirement to hold any such licence; and

      (c)  the matters envisaged by such modifications and conditions.

4.    The programme implementation scheme may include provisions, inter alia,

      (a) to secure or facilitate the amendment of any of the core industry documents;

      (b) to secure that any systems, persons or other resources employed in the implementation of the Pooling and Settlement Agreement may be employed in the implementation of the BSC;

      (c) for the giving of the indemnities against liabilities to which parties to the Pooling and Settlement Agreement may be exposed;

      (d) for securing the co-ordinated and effective commencement of implementation of and operations under the BSC, including the testing, trialling and start-up of the systems, processes and procedures employed in such implementation and employed by authorised electricity operators and others in connection with such operations;

      (e) for co-ordinating the administration and implementation of the BSC and the administration of the Pooling and Settlement Agreement;

      (f) for the licensee to refer to the Authority for determination, whether of its own motion or as provided in the programme implementation scheme, disputes, as to matters covered by the scheme, between persons who are required (by conditions of their licences or exemptions) or who have agreed to comply with the scheme or any part of it; and

      (g) for the Authority, in the circumstances set out in the scheme, to require that consideration be given to the making of a proposal to modify the BSC and, if so, to require the making of such proposal in the manner set out in the scheme, such power to be exercisable at any time within the period of 12 months after the start of the first period for trading under the BSC as determined by the Secretary of State.


5. (a) The Secretary of State may at any time direct, in accordance with the provisions of the programme implementation scheme, that the programme implementation scheme be modified in the manner set out in such direction, in order to give (or continue to give) full and timely effect to the matters described in paragraph 3.

      (b) The Secretary of State shall serve a copy of any such direction on the licensee, and thereupon the licensee shall comply with the scheme as modified by the direction.

6. If there is any conflict between the requirements contained in the programme implementation scheme pursuant to paragraph 4(a) and/or imposed on the licensee by paragraphs 2 and 5 of this condition, and those imposed on the licensee by any other condition, the provisions of paragraph(s) 4(a), 2 and/or 5 (as appropriate) shall prevail.

7. Without prejudice to paragraph 2, the licensee shall use all reasonable endeavours to do such things as may be requisite and necessary in order to give full and timely effect to the modifications made to this licence as determined by the Secretary of State pursuant to the power vested in him under section 15A of the Act (and to give full and timely effect to the matters envisaged by such modifications).

8.    In this condition:

      "BSC" means the balancing and settlement code required to be in place, pursuant to the transmission licence granted to the transmission company in
                                                 England and Wales, as from time
                                                 to time modified.

      "BSC Framework Agreement" means the agreement of that title, in the form approved by the Secretary of State, by which the BSC is made contractually binding between the parties to that agreement, as from time to time amended, with the consent of the Secretary of State.

      "core industry documents"                  mean those documents which:
                                                 (a)  in the Secretary of
                                                      State's opinion are
                                                      central industry
                                                      documents associated
                                                      with the activities of
                                                      the licensee and
                                                      authorised electricity
                                                      operators, the subject
                                                      matter of which relates
                                                      to or is connected with
                                                      the BSC or the balancing
                                                      and settlement
                                                      arrangements, and

                                                 (b)  have been so designated
                                                      by the Secretary of
                                                      State.

Condition 11. Change Co-ordination for NETA
-------------------------------------------


1. Insofar as the licensee shall distribute or offer to distribute electricity within any area of England and Wales, the licensee shall take all reasonable measures to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is party (or in relation to which it holds rights in respect of amendment) as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to those documents , such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the BSC.

2. For the purposes of paragraph 1, core industry documents has the meaning given in paragraph 8 of standard condition 10 (Balancing and Settlement Code and NETA Implementation).

Condition 12. Settlement Agreement for Scotland
-----------------------------------------------


1. In so far as the licensee shall distribute or offer to distribute electricity within any area of Scotland or to the extent that the Settlement Agreement for Scotland may apply in respect of the activities of the distribution business, the licensee shall comply with the relevant provisions of the Settlement Agreement for Scotland.

2.    In this condition:
      "Settlement Agreement for Scotland" means the agreement of that title, as nominated by the Authority for the purposes of this condition, to be prepared in accordance with and comprise such matters as are set out in special condition I (The Settlement Agreement for Scotland) of each of the electricity distribution licences of SP Distribution Limited, and Scottish Hydro-Electric Power Distribution Limited (and any other name by which any of these companies come to be known), as from time to time revised with the approval of the Authority.

Condition 12A. Compliance with the Trading Code in Scotland
-----------------------------------------------------------


1. (a) Insofar as the licensee shall distribute or offer to distribute electricity within any area of Scotland, the licensee shall comply with the provisions of the Trading Code during any period that the licensee is a member of the trading system established by the Trading Code, including any requirements thereunder for the Authority's approval or consent, for compliance with directions issued by the Authority or relating to determinations made by the Authority.

      (b)The Authority may (following consultation with such other members of such trading system as the Authority shall consider appropriate) issue directions relieving the licensee of its obligation under sub-paragraph (a) in respect of such parts of the Trading Code and to such extent as may be specified in those directions.

2.    In this condition:

      "Trading Code"                 means the trading code required to be
                                     adopted pursuant to standard condition D2
                                     (Trading Code for Scotland) of the standard conditions of transmission licences and approved by the Authority as from time to time revised with the approval of the Authority.

 Condition 13. Change Co-ordination for the Utilities Act 2000
 --------------------------------------------------------------


1. The licensee shall take all reasonable measures to secure and implement, and shall not take any steps to prevent or unduly delay, such changes to the industry framework documents as are necessary or expedient to give full and timely effect to the provisions of the Utilities Act 2000.

2. In complying with paragraph 1, the licensee shall act in the case of each industry framework document consistently with the change procedures currently applicable to that document, except where to do so would be inconsistent with any provision of the Utilities Act 2000, in which event that provision shall take precedence.

3. For the purposes of this condition, "industry framework document" means, subject to paragraph 4, any of the following documents to which the licensee is a party, or in relation to which it holds rights in respect of amendment or termination, together with any documents which are supplemental or ancillary thereto:

      (a)    the Pooling and Settlement Agreement;
      (b)    the Balancing and Settlement Code;
      (c) Master Connection and Use of System Agreement or the Connection and Use of System Code;
      (d)    the Settlement Agreement for Scotland;
      (e)    the Master Registration Agreement;
      (f)    the Data Transfer services Agreement;
      (g)    the Radio Teleswitch Agreement;
      (h)    any Grid Code or Scottish Grid Code;
      (i)    any Distribution Code;
      (j)    the Trading Code;
      (k)    the Fuel Security Code;

      (l) any agreement for use of an interconnector or Scottish interconnection; and
      (m) any agreement for the provision of distribution use of system, meter provision services, meter maintenance services, data retrieval services, data processing services, data aggregation services, or prepayment meter services.

4. Where the Authority considers that the list of industry framework documents set out in paragraph 3 should be modified for the purposes of this condition generally, the licensee shall discuss any proposed modification (including addition) to the list in good faith and use all reasonable endeavours to agree such modification with the Authority.

5. This condition shall cease to have effect on 30 June 2002 or such earlier date as the Authority may specify in a direction given for the purposes of this condition generally.

Condition 14. The Master Registration Agreement
-----------------------------------------------


1. The licensee shall be a party to and shall comply with the provisions of the Master Registration Agreement.

Condition 15. Compliance with the Grid Codes
--------------------------------------------

1. The licensee shall comply with the provisions of every Grid Code in so far as applicable to it.

2. The Authority may (following consultation with the transmission company responsible for the relevant Grid Code) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of such Grid Code and to such extent and subject to such conditions as may be specified in those directions.

Condition 16. Security Arrangements
-----------------------------------

1. Insofar as the licensee shall distribute or offer to distribute electricity within any area of England and Wales, the licensee shall comply with the provisions of the Fuel Security Code and such provisions shall have effect as if they were set out in this licence.

2. Insofar as the licensee shall distribute or offer to distribute electricity within any area of Scotland:

     (a) if so directed in directions issued by the Authority for the purposes of this condition, the licensee shall, not later than such date as may be specified in such directions, enter into an agreement designated by the Secretary of State for the purposes of this condition relating to compliance with directions issued by the Secretary of State under section 34 and/or section 35 of the Act; and

     (b) the licensee shall comply with and perform its obligations under any agreement which it enters into pursuant to sub-paragraph (a) above.

3.     In this condition:

      "Fuel Security Code"                       means the document of that
                                                 title designated as such by the
                                                 Secretary of State as from time
                                                 to time amended.

Condition 17. Provision of Services for Persons who are of Pensionable Age or
-----------------------------------------------------------------------------
Disabled or Chronically Sick
----------------------------


1. The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for domestic customers who are of pensionable age or disabled or chronically sick.

2.    The code of practice shall include arrangements whereby the licensee will:


      (a) maintain a register of customers who have special communication needs or depend on electricity for medical reasons by virtue of being of pensionable age or disabled or chronically sick, and who require advance notice of planned interruptions to the supply of electricity, comprising the relevant details of each customer who requests or whose supplier requests his inclusion on it;


      (b) give to all customers so registered, either via the relevant supplier or, where appropriate, directly, in respect of interruptions to the supply of electricity, such information and advice as may be appropriate and is of such nature as shall be set out in the code of practice, provided that where the licensee is providing the supplier with any such information, the licensee shall provide such information as soon as is practicable; and


      (c) in the case where the request for the inclusion in the register is made directly to the licensee, provide the relevant supplier with the relevant details in such form and at such intervals as is relevant to the supplier's licence obligations.


3. This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

Condition 18. Provision of Services for Persons who are Blind or Deaf
---------------------------------------------------------------------

1. The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for domestic customers who are disabled by virtue of being blind or partially sighted, or deaf or hearing impaired.


2. The code of practice shall include arrangements by which the licensee will, on request, in each case free of charge:


     (a) make available to blind and partially sighted domestic customers a facility for enquiring or complaining about any service provided by the licensee, by telephone or other appropriate means; and



     (b) make available to deaf and hearing impaired domestic customers, being in possession of appropriate equipment, facilities to assist them in enquiring or complaining about any service provided by the licensee.


 3. This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

Condition 19. Code of Practice on Procedures with Respect to Site Access
-------------------------------------------------------------------------

1. The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice setting out the principles and procedures the licensee will follow in respect of any person acting on its behalf who requires access to customers' premises.

2. The code of practice shall include procedures calculated to ensure that persons visiting customers' premises on behalf of the licensee:

      (a)  possess the skills necessary to perform the required duties;

      (b)  are readily identifiable to members of the public;

      (c)  use passwords provided for vulnerable customers;

      (d)  are appropriate persons to visit and enter customers' premises;

      (e) are able to inform customers, on request, of a contact point for help and advice they may require in relation to the safety and security of the supply of the electricity; and

      (f) comply with the provisions of the Rights of Entry (Gas and Electricity Boards) Act 1954.

3. This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

Condition 20.  Payments in Relation to Standards of Performance
---------------------------------------------------------------


1. The licensee shall not enter into a use of system agreement with any electricity supplier that does not provide for the licensee to make payments in respect of the performance of the distribution business of the licensee to the electricity supplier for the benefit of any customer of that electricity supplier equivalent to such sums as would have been paid pursuant to any provision of Regulations made under section 39A of the Act.

Condition 21. Complaint Handling Procedure
------------------------------------------


1. The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice detailing the procedure for handling complaints from domestic customers about the manner in which the licensee conducts its distribution business.

2. Any procedure established in accordance with this condition shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

3. This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

Condition 22. Preparation, Review of and Compliance with Customer Service Codes
-------------------------------------------------------------------------------

1. This condition applies to any code of practice required to be prepared by the licensee pursuant to standard condition 17 (Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick), standard condition 18 (Provision of Services for Persons who are Blind or Deaf), standard condition 19 (Code of Practice on Procedures in Respect of Site Access) and standard condition 21 (Complaint Handling Procedure) of this licence.

2. In first preparing such a code the licensee shall, prior to submitting that code to the Authority, consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such code or the manner in which it is likely to be operated.

3. Where before the expiry of 30 days of the licensee first submitting such code to the Authority for its approval the Authority notifies the licensee that the Authority considers the code is not sufficient for the purposes of meeting the requirements of this licence, the licensee shall forthwith make such changes as the Authority may require.

4. The licensee shall, whenever requested to do so by the Authority, review such code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

5. In carrying out any such review the licensee shall consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such code or the manner in which it is likely to be or (as the case may be) has been operated.

6. The licensee shall submit any revision of such code which, after consulting the Consumer Council in accordance with paragraph 5, the licensee wishes to make, to the Authority for its approval and following its approval in writing shall then revise the code accordingly.


7.    The licensee shall:

      (a) as soon as practicable following the preparation of any code or any revision made to it send to the Authority and the Consumer Council a copy of such code or such revision (in each case in the form approved by the Authority);

      (b) at least once in each year, draw the attention of those customers to whom such code applies, to the existence of the code and of each substantive revision of it and to the means by which a copy of such code may be inspected in its latest form, in such manner as in the reasonable opinion of the licensee will give adequate publicity to it; and

      (c) give or send free of charge a copy of such code (as from time to time revised) to any person who requests it.

8. No changes may be made to any code otherwise than in accordance with the foregoing procedures.

9. The licensee shall ensure, so far as reasonably practicable, that it complies with such arrangements or procedures (as the case may be) as are contained in or described by any code to which this condition applies and approved by the Authority or any revision to such code approved by the Authority.

Condition 23. Record of and Report on Performance
-------------------------------------------------

1. The licensee shall keep a record of its general operation of the arrangements mentioned in standard conditions 17 to 22 and if the Authority so directs in writing, of its operation of any particular cases specified, or of a description specified, by the Authority.

2. The licensee shall keep a statistical record of its performance in relation to the provision of services to domestic customers.

3. The licensee shall, from time to time as required by the Authority, provide to the Authority and to the Consumer Council such of the information contained in the records prepared in accordance with paragraphs 1 and 2 as the Authority may request in writing.

4. As soon as is reasonably practicable after the end of each calendar year, the licensee shall submit to the Authority and the Consumer Council a report dealing with the matters mentioned in paragraphs 1 and 2 in relation to that year and shall:

      (a) publish the report so submitted in such manner as will in the reasonable opinion of the licensee secure adequate publicity for it; and

      (b)    send a copy of it free of charge to any person requesting one,

      except that, in performing its obligations under sub-paragraphs (a) and
      (b), the licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual domestic customers referred to therein cannot readily be identified.

5. The report shall be presented, so far as is reasonably practicable, in a standard form designated by the Authority for the purposes of this condition.

Condition 24. Provision of Information to the Authority
-------------------------------------------------------

1. Subject to paragraphs 5 and 7, the licensee shall furnish to the Authority, in such manner and at such times as the Authority may reasonably require, such information and shall procure and furnish to it such reports, as the Authority may reasonably require or as may be necessary for the purpose of performing:

      (a)    the functions conferred  on it by or under the Act; and

      (b) any functions transferred to or conferred on it by or under the Utilities Act 2000.



2. The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in a form specified by the Authority that that ultimate controller ("the information covenantor") will give to the licensee, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the information covenantor (other than the licensee and its subsidiaries) will give to the licensee, all such information as may be necessary to enable the licensee to comply fully with the obligation imposed on it in paragraph 1. Such undertaking shall be obtained within 7 days of such corporate body or other person in question becoming an ultimate controller of the licensee and shall remain in force for so long as the licensee remains the holder of this licence and the information covenantor remains an ultimate controller of the licensee.



3. The licensee shall deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with the obligation to procure undertakings pursuant to paragraph 2, and shall comply with any direction from the Authority to enforce any undertaking so procured.

4. The licensee shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or, where the ultimate controller is a corporate body, any of the subsidiaries of such a corporate ultimate controller (other than the subsidiaries of the licensee) at a time when:

      (a) an undertaking complying with paragraph 2 is not in place in relation to that ultimate controller; or

      (b)    there is an unremedied breach of such undertaking; or

      (c) the licensee is in breach of the terms of any direction issued by the Authority under paragraph 3 of this condition.

5. The licensee shall not be required by the Authority to furnish it under this condition with information for the purpose of the exercise of its functions under section 47 of the Act.

6. The licensee shall, if so requested by the Authority, give reasoned comments on the accuracy and text of any information or advice (so far as relating to its activities as holder of an electricity distribution licence) which the Authority proposes to publish pursuant to section 48 of the Act.

7. This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before a court.

8. The power of the Authority to call for information under this condition is in addition to the power of the Authority to call for information under or pursuant to any other condition. There shall be a presumption that the provision of information in accordance with any other condition is sufficient for the purposes of that condition, but that presumption shall be rebutted, if the Authority states in writing that in its opinion such further information is, or is likely to be, necessary to enable it to exercise functions under the condition in question.

Condition 25. Long Term Development Statement
---------------------------------------------



1.    The purposes of this condition are:
      (a) to secure the provision by the licensee of information which will assist any person who contemplates entering into distribution arrangements with the licensee to identify and evaluate the opportunities for doing so; and
      (b) to ensure the general availability of such information in the public domain.

2. Where the Authority gives the licensee a direction to do so, the licensee shall prepare and maintain a statement in such form as may be specified in the direction for the purposes of this condition generally, containing, with respect to each of the 5 succeeding years on a rolling basis beginning with 1st April in any year, such information as it is reasonably practicable for the licensee to provide which identifies or relates to the matters specified in paragraph 4.

3. The direction specified in paragraph 2 may be given by the Authority at any time during a year. Any statement to be prepared by the licensee pursuant to paragraph 2 shall be prepared within 3 months of the giving of the direction. The licensee shall be obliged to include in the first such statement prepared the information referred to in paragraph 2 with respect to each year of the 5 succeeding years on a rolling basis beginning with 1st April of the year in which the direction is given.

4.    The matters referred to at paragraph 2 are:

      (a)  the use likely to be made of the licensee's distribution system;

      (b)  the likely development of the licensee's distribution system;

      (c) the likely development of those facilities which the licensee expects to be taken into account from time to time in determining charges for making connections to its distribution system and for use of system;

      (d) the licensee's plans for modifying its distribution system, including works which it expects to be carried out for that purpose within the forthcoming 2 years (from the date of the statement);

      (e) the identification of those parts of the licensee's distribution system which are likely to reach the limit of their capability during the succeeding 5 year period, including those parts which may experience thermal overloading, voltage problems or excess fault levels;

      (f) the licensee's plans to alleviate or rectify any predicted shortcomings in the operation and/or capability of its distribution system; and

      (g) (where applicable) how the actual developments in the recent past compared with the licensee's plans contained in previous statements.

5. Any statement to be prepared by the licensee pursuant to paragraph 2 shall be prepared within 3 months of the giving of the relevant direction.

6. Except in so far as the Authority otherwise consents, the licensee shall on an annual basis prepare a revision of any statement prepared under paragraph 2 so as to ensure that, so far as is reasonably practicable, the information in the revised statement is up to date.

7. The licensee shall, subject to any requirement to comply with the listing rules (within the meaning of Part IV of the Financial Services Act 1986) of The Stock Exchange and with paragraph 8 -


      (a) furnish the Authority with a copy of the statement prepared under paragraph 2 and of each revision of the statement prepared under paragraph 6;

      (b) in such form and manner as the Authority may direct, publish such a summary of the statement or, as the case may be, of a revision of the statement as will assist a person in deciding whether to ask for a copy of the statement;

      (c) prepare a version of the statement or revision which excludes, so far as is practicable, any such matter as is mentioned in paragraph 8 and send a copy thereof to any person who asks for one and makes such payment to the licensee in respect of the cost thereof as it may require not exceeding such amount as the Authority may from time to time approve for the purposes hereof.


8. In complying with the requirements of paragraph 7(b), the licensee shall have regard to the need for excluding, so far as is practicable, any matter which relates to the affairs of a person where the publication of that matter would or might seriously and prejudicially affect his interests.

9. Any question arising under paragraph 8 as to whether the publication of some matter which relates to the affairs of a person would or might seriously and prejudicially affect his interests shall be determined by the Authority.

10. A direction given under paragraph 2 is only effective where the Authority has informed the licensee of its intention to do so in a notice which:

      (a) states the date on which it is proposed that the direction should take effect;

      (b) sets out the proposed contents of the direction with respect to the form in which the statement is to be prepared and maintained for the purposes of this condition;
      (c) specifies the time (not being less than 28 days from the date of the notice) within which representations with respect to the proposed direction may be made, and has considered any representations which are duly made by the licensee and are not withdrawn.

11. Any consultation undertaken by the Authority with the holder of a licence granted under section 6(1)(c) of the Act before the determination of this standard condition by the Secretary of State pursuant to section 33(1) of the Utilities Act 2000 shall be effective for the purposes of paragraph 10.


12. In this condition, "distribution arrangements" includes distribution arrangements which relate to -

      (a)  the utilisation of the licensee's distribution system; and

      (b)  connections to the licensee's distribution system.

Condition 26. Compliance with CUSC
----------------------------------


1. Insofar as the licensee distributes or offers to distribute to any premises situated in England and Wales, the licensee shall be a party to the CUSC Framework Agreement and shall comply with the CUSC and, if it is party to the agreement known as the Master Connection and Use of System Agreement ("MCUSA"), execute such other documents as shall be stated as required to be made in any direction issued by the Authority to enable the MCUSA and its supplemental agreements and ancillary service agreements (as defined or referred to in MCUSA) and any associated agreements derived from MCUSA to be amended appropriately into the CUSC Framework Agreement, CUSC, bilateral agreements, construction agreements and, so far as is appropriate, associated agreements derived from CUSC so as to maintain continuity of contractual relationships.

2. The licensee shall take all reasonable steps to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is a party (or in relation to which it holds rights in respect of amendment)as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to those documents, such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the CUSC.

3. For the avoidance of doubt, paragraph 2 is without prejudice to any rights of approval, veto or direction in respect of proposed changes to the core industry documents which the Authority may have.

4.    In this condition:

      "bilateral agreement"                      means an agreement between the
                                                 holder of a transmission
                                                 licence in England and Wales
                                                 and a CUSC user supplemental to
                                                 the CUSC relating to a direct
                                                 connection to that transmission
                                                 system identifying the relevant
                                                 connection site and setting out
                                                 other site specific details in
                                                 relation to that connection to
                                                 the transmission system,
                                                 including provisions relating
                                                 to payment of connection
                                                 charges.



      "construction agreement"                   means an agreement between the
                                                 holder of a transmission
                                                 licence in England and
                                                 Wales and a CUSC user in
                                                 respect of construction  works
                                                 required on  that transmission
                                                 system and the associated
                                                 construction works of the CUSC
                                                 user in relation to a
                                                 connection to the transmission
                                                 system or in relation to a
                                                 generating station connected to
                                                 a distribution system in
                                                 England and Wales, whether for
                                                 the initial connection or a
                                                 modification of the connection.

     "core industry documents"                   means those documents which
                                                 have been designated by the
                                                 Secretary of State as such.

     "CUSC"                                      means the Connection and Use
                                                 of System Code required to be
                                                 in place pursuant to the
                                                 transmission licence granted
                                                 to the transmission company in
                                                 England and Wales, as from time
                                                 to time modified.

     "CUSC Framework Agreement"                  means the agreement of that
                                                 title, in the form approved by
                                                 the Secretary of State, by
                                                 which the CUSC is made
                                                 contractually binding between
                                                 the parties to that agreement,
                                                 as amended from time to time
                                                 with the approval of the
                                                 Secretary of State.

Condition 27.  Not used
-----------------------


Condition 28.  Not used
-----------------------

Condition 29. Disposal of Relevant Assets
-----------------------------------------

1. The licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this condition.

2. Save as provided in paragraph 3, the licensee shall give to the Authority not less than two months' prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Authority may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3. Notwithstanding paragraphs 1 and 2, the licensee may dispose of or relinquish operational control over any relevant asset:

      (a)  where:
           (i) the Authority has issued directions for the purposes of this condition containing a general consent (whether or not subject to conditions) to:
                (aa)   transactions of a specified description; or
                (bb) the disposal of or relinquishment of operational control over relevant assets of a specified description; and
           (ii) the transaction or the relevant assets are of a description to which such directions apply and the disposal or relinquishment is in accordance with any conditions to which the consent is subject; or

      (b) where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation.

4. Notwithstanding paragraph 1, the licensee may dispose of or relinquish operational control over any relevant asset as is specified in any notice given under paragraph 2 in circumstances where:

      (a) the Authority confirms in writing that it consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the licensee or any third party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished to) of such conditions as the Authority may specify; or

      (b) the Authority does not inform the licensee in writing of any objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.



5.    In this condition:

      "disposal"                                 means:

                                                 (a) in relation to disposal
                                                     of a relevant asset
                                                     situated in England and
                                                     Wales includes any sale,
                                                     gift, exchange, assignment,
                                                     lease, licence, loan,
                                                     mortgage, charge, or grant
                                                     of any other encumbrance
                                                     or the permitting of any
                                                     encumbrance to subsist or
                                                     any other disposition;

                                                 (b) in relation to disposal
                                                     of a relevant asset
                                                     situated in Scotland
                                                     includes the grant of any
                                                     disposition, conveyance,
                                                     contract of excambion, any
                                                     lease, assignation,
                                                     licence, the grant of any
                                                     right of possession, loan,
                                                     standard security, floating
                                                     charge to a third party,
                                                     or the grant of any
                                                     servitude right, wayleave
                                                     or any other transaction or
                                                     event which is capable
                                                     under any enactment or rule
                                                     of law of affecting the
                                                     title to a registered
                                                     interest in land
                                                     and "dispose" and cognate
                                                     expressions shall be
                                                     construed accordingly;
                                                     includes, without
                                                     limitation, entering into
                                                     any agreement or
                                                     arrangement whereby
                                                     operational controlof a
                                                     relevant asset orrelevant
                                                     assets is not orceases to
                                                     be under the solemanagement
                                                     of the licensee.

      "relinquishment of operational control"

Condition 30.  Not used
-----------------------


Condition 31.  Not used
-----------------------

SECTION C.  DISTRIBUTION SERVICES OBLIGATIONS
---------------------------------------------



Condition 32.  Interpretation of Section C (Distribution Services Obligations)
------------------------------------------------------------------------------

1. In this Section of the standard conditions, unless the context otherwise requires:

      "data transfer catalogue"                  has the meaning given at
                                                 paragraph 5(c) of standard
                                                 condition 37 (The Metering
                                                 Point Administration Service
                                                 and the Master Registration
                                                 Agreement).



      "data transfer service"                    means the data transfer service
                                                 and service facility to be
                                                 established,  operated and
                                                 maintained by the licensee, in
                                                 conjunction and  co-operation
                                                 with  all  other  distribution
                                                 services  providers,  in
                                                 accordance  with and comprising
                                                 the elements set out in
                                                 standard  condition 38
                                                 (Establishment of a Data
                                                 Transfer Service).




      "Metering Point Administration Service"    means the service to be
                                                 established, operated and
                                                 maintained by the licensee in
                                                 accordance with standard
                                                 condition 37 (The Metering
                                                 Point Administration Service
                                                 and the Master Registration
                                                 Agreement).

      "metering point administration             means the services of the
       services"                                 Metering Point Administration
                                                 Service established in
                                                 accordance with standard
                                                 condition 37 (The Metering
                                                 Point Administration Service
                                                 and the Master Registration
                                                 Agreement) or, where the
                                                 context requires, means the
                                                 equivalent services provided by
                                                 any other distribut on
                                                 services provider in accordance
                                                 with the provisions of its
                                                 distribution licence.



      "permitted purpose"                        means the purpose of all or any
                                                 of the following:

                                                 (a)  the distribution  business
                                                      or any other business or
                                                      activity within the limits
                                                      of paragraph 4 of standard
                                                      condition 43 (Restriction
                                                      on Activity and Financial
                                                      Ring Fencing);

                                                 (b)  any business or activity
                                                      to which the Authority has
                                                      given its consent in
                                                      writing in accordance with
                                                      paragraph 3 (d) of
                                                      condition 43;and

                                                 (c)  without  prejudice to the
                                                      generality of
                                                      sub-paragraph  (a), any
                                                      payment or  transaction
                                                      lawfully  made or
                                                      undertaken by the licensee
                                                      for a purpose within
                                                      sub-paragraphs   1(b)(i)
                                                      to  (vii)  of  standard
                                                      condition 47
                                                      (Indebtedness);

Condition 32A.  Convenience Customers
-------------------------------------

1. The licensee shall establish and maintain an accurate list of any convenience customers.

2. The licensee shall update the list referred to in paragraph 1 at least once in every period of 12 months.

Condition 33.  Not used
-----------------------

Condition 34. Compulsory Acquisition of Land etc.
-------------------------------------------------

1. The powers and rights conferred by or under the provisions of Schedule 3 to the Act (Compulsory Acquisition of Land etc. by Licence Holders) shall have effect in relation to the licensee to enable the licensee to carry on the activities authorised by this licence and which:

      (a)  are comprised within its distribution business; and

      (b) are carried on within the distribution services area or necessitate the use of the licensee's distribution system,including any extension of or addition to the licensee'sdistribution system, whether or not connected to such system.

Condition 35.  Other Powers etc.
--------------------------------

1. The powers and rights conferred by or under the provisions of Schedule 4 to the Act (Other Powers etc. of Licence Holders) shall have effect in relation to the licensee to enable the licensee to carry on the activities authorised by this licence and which:

      (a)  are comprised within its distribution business; and

      (b) are carried on within the distribution services area or necessitate the use of the licensee's distribution system, including any extension of or addition to the licensee's distribution system, whether or not connected to such system.

Condition 36. Basis of Charges for Distributor Metering and Data Services:
--------------------------------------------------------------------------
Requirements for Transparency
-----------------------------


1. The licensee shall as soon as practicable prepare statements in a form approved by the Authority setting out the basis upon which charges will be made for the provision of each of the distributor metering and data services, in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which the person would become liable to pay for the of such services and of the other terms, likely to have a provision material impact on the conduct of the person's business, upon which the service would be provided and (without prejudice to the foregoing) including the information set out in paragraph 2.

2. The statements referred to at paragraph 1 shall include a schedule of charges for each of the distributor metering and data services, together with an explanation of the methods by which and the principles on which such charges will be calculated.

3. The Authority may, upon the written request of the licensee, issue a direction relieving the licensee of its obligations under paragraph 1 to such extent and subject to such terms and conditions as the Authority may specify in that direction.

4. The licensee shall not in setting its charges for, or in setting the other terms that will apply to the provision of any of the distributor metering and data services, restrict, distort or prevent competition in the generation, distribution or supply of electricity or in the provision of meter maintenance or data retrieval services.


5.    The licensee:

      (a) shall, at least once in every year, review the information set out in the statements prepared in accordance with paragraph 1 in order that the information set out in such statements shall continue to be accurate in all material respects; and

      (b) may, with the approval of the Authority, from time to time alter the form of such statements.

6. The licensee shall send a copy of the statement prepared in accordance with paragraph 1, and of each revision of such statement, to the Authority.

7. The licensee shall give or send a copy of the statement prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statement, to any person who requests a copy of such statement or statements.

8. The licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority's estimate of the licensee's reasonable costs of providing such a statement.

Condition 36A. Non-Discrimination in the Provision of Distributor Metering and
------------------------------------------------------------------------------
Data Services
-------------


1. In the provision of any of the distributor metering and data services, the licensee shall not discriminate between any persons or class or classes of persons.

2. Without prejudice to paragraph 1, and subject to the provisions of standard condition 36 (Basis of Charges for Distributor Metering and Data
      Services: Requirements for Transparency), the licensee shall not make charges for the provision of any of the distributor metering and data services to any person or class or classes of persons which differ from the charges for such provision to any other person or class or classes of person except in so far as such differences reasonably reflect differences in the costs associated with such provision.

Condition 36B. Requirement to offer Terms for the Provision of Distributor
--------------------------------------------------------------------------
Metering and Data Services
--------------------------


1. This condition sets out the obligations relating to the following services:

      (a) the provision of metering equipment which, at the discretion of the licensee, may be metering equipment which is owned by him or by any person other than the person making such application;


      (b) the installation, commissioning, testing, repair, maintenance, removal and replacement of metering equipment;

      (c) metering point administration services pursuant to and in accordance with the Master Registration Agreement; and

      (d)    data transfer services.

2. On application made by any person, the licensee shall (subject to paragraph 6) offer to enter into an agreement for the provision within its distribution services area of such of the services described in sub-paragraphs 1(a), (b) and (c) as may be required.

3.    On application made by any person the licensee shall (subject to paragraph
      6) offer to enter into an agreement for the provision of data transfer services.

4. In making an offer pursuant to this condition to enter into any agreement, the licensee shall set out:
      (a) the date by which the services required shall be provided (time being of the essence, unless otherwise agreed between parties);

      (b) the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate):

          (i) to be presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of standard condition 36 (Basis of Charges for Distributor Metering and Data
               Services: Requirements for Transparency) or any revision thereof;

          (ii) to be set in conformity with the requirements of standard condition 36 (Basis of Charges for Distributor Metering and Data
               Services: Requirements for Transparency); and

      (c) such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5. The licensee shall offer terms for agreements in accordance with paragraphs 2 and 3 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

6. The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if to do so would be likely to involve the licensee being:

      (a)  in breach of its duties under section 9 of the Act;

      (b) in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the distribution business;

      (c)  in breach of any Grid Code or Distribution Code; or

      (d)    in breach of the conditions.

7. The licensee shall undertake each of the services referred to in paragraph 1 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of the licence and of the Act in so far as they relate to the provision of those services.

8. In the provision of any of the services referred to in paragraph 1 the licensee shall not restrict, distort or prevent competition in the supply of electricity.

9. The services referred to in paragraph 1 shall collectively be referred to as the distributor metering and data services. For the avoidance of doubt distributor metering and data services as referred to in this licence excludes data retrieval, data processing and data aggregation.

10.   In this condition:

      "data retrieval"                           means services comprising any
                                                 or all of the following:

                                                 the retrieval and verification
                                                 of meter reading data from
                                                 electricity meters and the
                                                 delivery of such data to any
                                                 person for the purpose of
                                                 data processing.



       "data processing"                         means services comprising any
                                                 or all of the following:

                                                 the processing, validation and
                                                 estimation of meter reading
                                                 data, and the creation,
                                                 processing andvalidation of
                                                 data in respect of the
                                                 consumption of electricity at
                                                 premises which receive an
                                                 unmetered supply, and the
                                                 delivery of such data to any
                                                 person for the purpose of data
                                                 aggregation.

       "data aggregation"                        means services comprising any
                                                 or all of the following:

                                                 the collation and summation of
                                                 meter reading data (whether
                                                 actual or estimated) and of
                                                 data in respect of the
                                                 consumption of electricity at
                                                 premises which receive an
                                                 unmetered supply, and the
                                                 delivery of such data to any
                                                 person for settlement purposes.

Condition 36C. Functions of the Authority
-----------------------------------------

1. If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services), the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard in particular to the following considerations:

      (a) that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 6 of standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services); and

      (b) that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) should be in as similar a form as is practicable.

2. In so far as any person entitled or claiming to be entitled to an offer under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) wishes to proceed on the basis of the agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If either party to such agreement proposes to vary the contractual terms of any agreement for the provision of any of the distributor metering and data services entered into pursuant to standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) or this condition in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.


4. The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) relating to distributor metering and data services in respect of such parts of that condition and to such extent as may be specified in the directions.

Condition 37. The Metering Point Administration Service and the Master
----------------------------------------------------------------------
Registration Agreement
----------------------

1. The licensee shall establish, or procure the establishment of, and subsequently operate and maintain, or procure the subsequent operation and maintenance of, a service to be known as the "Metering Point Administration Service."

2. The Metering Point Administration Service shall, within the distribution services area, fulfil the following functions:


      (a) the maintenance of such a register of technical and other data as is necessary to facilitate supply by any electricity supplier to all premises connected to the licensee's distribution system within the distribution services area or, where so requested, connected to another distribution system within the distribution services area and to meet the reasonable requirements of electricity suppliers in respect of such premises for information for settlement purposes, including (where so required):

           (i) the identity of the electricity supplier responsible under the Balancing and Settlement Code (where the distribution services area is within England and Wales) and/or the Settlement Agreement for Scotland (where the distribution services area is within Scotland) for the metering point at such premises;

           (ii) the type of metering equipment installed at each such premises; and

           (iii) a unique and accurate address of each such premises so far as is reasonably practicable having regard to the nature and source of the information provided to the licensee;

      (b) the amendment of the register maintained in accordance with sub-paragraph (a) to reflect changes of electricity supplier in respect of any premises;

      (c) the provision, in a timely and efficient manner, of such data contained in the register as is reasonably required and requested to:

           (i)   any electricity supplier or agent thereof;

           (ii) any person identified in the Balancing and Settlement Code (where the distribution services area is within England and Wales) and/or the Settlement Agreement for Scotland (where the distribution services area is within Scotland) as an appropriate person for the receipt of data for settlement purposes; and

           (iii) any person identified in the Master Registration Agreement as entitled to such data for the purpose of facilitating changes of electricity supplier in respect of any premises; and

      (d) the maintenance of an enquiry service for the provision to any customer or an electricity supplier, on request and free of charge to that customer, of such data contained in the register as is relevant to the supply of electricity to premises which are (or are to be) owned or occupied by the customer, and the taking of such steps as will in the opinion of the licensee secure adequate -

3. The licensee shall use its best endeavours, in conjunction and co-operation with all other distribution services providers, to prepare and maintain a form of agreement to be known as the Master Registration Agreement.

4.    The Master Registration Agreement shall be an agreement made between:

      (a) on the one part, the licensee and all other distribution services providers in their capacity as providers of metering point administration services; and

      (b)  on the other part:

           (i) all electricity suppliers (or their agents) which require the provision of metering point administration services from at least one distribution services provider; and

           (ii) such other persons as are, for settlement purposes, appropriate parties to the agreement.

5.    The Master Registration Agreement shall comprise:

      (a) terms for the provision of metering point administration services in accordance with the requirements of paragraph 2 and the equivalent requirements in the distribution licences of all other distribution services providers;

      (b) provisions to facilitate, and procedures and practices to be followed by electricity suppliers in relation to changes of electricity supplier in respect of any premises;

      (c) a catalogue of definitions, flows and forms of such data as may require to be transferred by or to parties to the Master Registration Agreement, or as between any persons for settlement purposes or for any related purposes (the "data transfer catalogue");


      (d) arrangements for the variation of the Master Registration Agreement following consultation with the parties, or representatives of the parties, to that agreement;

      (e) provisions (which shall require to be approved in advance by the Authority) by virtue of which the whole or specified parts of the Master Registration Agreement shall not be capable of variation without the prior approval of the Authority; and

      (f) such other matters as are or may be appropriate for the development, maintenance and operation of an efficient, co-ordinated and economical system for the supply of electricity and for the purpose of facilitating competition in electricity supply.

Condition 38. Establishment of a Data Transfer Service
------------------------------------------------------

1. The licensee shall use its best endeavours, in conjunction and co-operation with all other distribution services providers:

      (a) to establish, or to procure the establishment of, a service to be known as the data transfer service; and

      (b) subsequently to operate and maintain, or to procure the subsequent operation and maintenance of, such data transfer service in accordance with the provisions of this condition.

2.    The data transfer service shall:

      (a) provide a network over which may be made all of the electronic data transfers specified at paragraph 3;

      (b)  operate and maintain that network; and

      (c) provide a connection to that network, on request, to any person who is or will be a party to any of the electronic data transfers specified at paragraph 3.

3. The electronic data transfers specified at this paragraph are those which are reasonably required for any of the purposes set out at paragraph 4 and which are made between:

      (a) a Metering Point Administration Service operator and an electricity supplier or any agent thereof;

      (b) a Metering Point Administration Service operator and any person identified in the Balancing and Settlement Code or the Settlement Agreement for Scotland as an appropriate person for the receipt of data from the Metering Point Administration Service operator for settlement purposes;

      (c) any transmission company (or any agent thereof) or Scottish Electricity Settlements Limited or its successor in title (or any agent thereof) and an electricity supplier (or any agent thereof);

      (d) an electricity supplier (or any agent thereof) and another electricity supplier (or any agent thereof);

      (e)  an electricity supplier and any of its agents;

      (f)  different agents of the same electricity supplier;

      (g) electricity suppliers (or their agents) and generators (or their agents) which are parties to the Settlement Agreement for Scotland; and

      (h) Scottish Electricity Settlements Limited or its successor in title (or any agent thereof) and any person (or any agent thereof) who is a party to or complies with the Settlement Agreement for Scotland.

4.    The purposes of this paragraph are to:

      (a) meet obligations with respect to the transfer of data for settlement purposes;

      (b)  communicate meter reading and meter standing data;

      (c)  facilitate the provision of metering point administration services;

      (d)  communicate distribution use of system information; and

      (e) fulfil such other requirements relating to the transfer of data as may be requisite for the supply of electricity to customers and compliance by electricity suppliers with the Master Registration Agreement.

5. The data transfer service shall, where relevant, transmit data in a form which complies with the provisions of the data transfer catalogue.

6. In fulfilling its obligations under paragraph 1 the licensee shall not, or (if appropriate) shall ensure that any third party acting on the licensee's instruction or behalf shall not, restrict, distort or prevent competition in the provision of meters, meter maintenance, data retrieval, data processing, data aggregation or prepayment meter services and markets for any of the distributor metering and data services.

7. Any obligation placed on the licensee under standard conditions 36A to 36C in respect of the provision of the data transfer service shall (for the purposes of those conditions) be treated as a requirement on the licensee to use its best endeavours, in conjunction and co-operation with all other distribution services providers, to fulfil that obligation or to procure the fulfilment of that obligation by a third party, and standard conditions 36A to 36C shall apply mutatis mutandis to the provision of data transfer services by the distribution services providers acting co-operatively and by means of procurement of third party services.

8. Further, in relation to the provision of data transfer services the reference at paragraph 1 of standard condition 36C (Functions of the Authority) to the licensee failing to enter into an agreement shall be a reference to the licensee, in conjunction with all other distribution services providers, failing to enter into, or failing to procure that a third party enters into, an agreement for the provision of those services.

9.     In this condition:


      "Metering Point Administration Service     means the licensee or any other
       operator"                                 distribution services provider
                                                 in its capacity as a provider
                                                 of metering point
                                                 administration services.

Condition 39. Restriction on Use of Certain Information and Independence of the
-------------------------------------------------------------------------------
Distribution Business (Condition switched off for WPD)
------------------------------------------------------


1.    In this Condition and in Condition 40:

      `Confidential information' means information relating to, or derived from, the distribution business which is not published or otherwise legitimately in the public domain; and

      `Relevant supplier or shipper' means the holder of an electricity or gas supply licence or a gas shipper's licence, which is an affiliate or related undertaking of the licensee.

2. The Licensee shall put in place and at all times maintain managerial and operational systems which prevent any relevant supplier or shipper from having access to confidential information except and to the extent that such information:

      a) is made available on an equal basis to any gas or electricity supplier or gas shipper or

      b) appertains to a customer who at the time to which the information relates was a customer of the relevant supplier or

      c) is of a type that has been confirmed by the Authority in writing as corporate.

3. The Licensee shall at all times manage and operate the Distribution Business in a way calculated to ensure that it does not restrict, prevent or distort competition in the supply of electricity or gas or the shipping of gas or the generation of electricity.


4. Unless otherwise directed by the Authority, the Licensee shall no later than 31 May 2002 have in place a statement (in this Condition "the statement"), approved by the Authority, describing the practices, procedures and systems which the licensee has adopted (or intends to adopt) to secure compliance with paragraphs 2 and 3.

5. Where the Authority does not indicate otherwise within 60 days of receipt of the statement, the statement shall be deemed to be approved by the Authority.


6. The statement shall in particular (but without prejudice to the generality of paragraphs 2 and 3) set out how the Licensee shall:


      a) maintain the full managerial and operational independence of the Distribution Business from any relevant supplier or shipper;


      b) maintain the branding of the distribution business so that it is fully independent from the branding used by any relevant supplier or shipper;


      c)  secure that any arrangements for the use of or access to:


          i) premises or parts of premises occupied by persons engaged in, or in respect of, the management or operation of the Distribution Business;


          ii) systems for the recording, processing or storage of data to which persons engaged in, or in respect of, the management or operation of the Distribution Business also have access;


          iii) equipment, facilities or property employed for the management or operation of the Distribution Business; or


           iv) the services of persons who are (whether or not as their principal occupation) engaged in, or in respect of, the management or operation of the Distribution Business;

           by any relevant supplier or shipper or by any person engaged in or in respect of the activities of such a relevant supplier or shipper shall be such as to prevent any breach of the requirements of those paragraphs; and


      d) manage the transfer of employees from the Distribution Business to any relevant supplier or shipper.


7. The Licensee may, with the approval of the Authority, revise the statement prepared in accordance with paragraph 4.


8. The Licensee shall take all reasonable measures to ensure compliance with the terms of the statement as from time to time revised by the Licensee and approved by the Authority.


9. The licensee shall publish a copy of the approved statement prepared in accordance with paragraph 4 ( or the latest approved revision) on its company's website within fifteen working days of its approval by the Authority.

Condition 40.  Appointment of Compliance Officer (Condition switched off for
----------------------------------------------------------------------------
WPD)
----


1. The Licensee shall ensure, following consultation with the Authority that a competent person (who shall be known as the "compliance officer") shall be appointed for the purpose of facilitating compliance by the Licensee with standard condition 39, and, insofar as they relate to relationships with relevant suppliers and shippers, standard condition 41 and Paragraph 1 of standard conditions 4A and 36A (together, "the relevant duties").


2. The Licensee shall at all times ensure that the compliance officer is engaged for the performance of such duties and tasks as the Licensee considers it appropriate to assign to him for the purposes specified at paragraph 1, which duties and tasks shall include those set out at paragraph 5.


3.    The Licensee shall procure that the compliance officer:


      (a) is provided with such staff, premises, equipment, facilities and other resources; and


      (b) has such access to the licensee's premises, systems, information and documentation as, in each case, he might reasonably expect to require for the fulfilment of the duties and tasks assigned to him.


4. The Licensee shall make available to the compliance officer a copy of any complaint or representation received by it from any person in respect of a matter arising under or by virtue of those standard conditions and parts of standard conditions specified in paragraph 1.

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

5.    The duties and tasks assigned to the compliance officer shall include:


      (a) providing relevant advice and information to the Licensee for the purpose of facilitating its compliance with the relevant duties;


      (b) monitoring the effectiveness of the practices, procedures and systems adopted by the Licensee in accordance with the statement referred to at paragraph 4 of standard condition 39;


      (c) advising whether, to the extent that the implementation of such practices, procedures and systems requires the co-operation of any other person, they are designed so as reasonably to admit of the required co-operation;


      (d) investigating any complaint or representation made available to him in accordance with paragraph 4;


      (e) recommending and advising upon the remedial action which any such investigation has demonstrated to be necessary or desirable;


      (f) providing relevant advice and information to the Licensee for the purpose of ensuring its effective implementation of:


            (i) the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39; and

            (ii) any remedial action recommended in accordance with sub-paragraph (e); and


      (g) reporting annually to the directors of the Licensee - in respect of each year after this standard condition comes into force - as to his activities during the period covered by the report, including the fulfilment of the other duties and tasks assigned to him by the Licensee.


6. As soon as is reasonably practicable following each annual report of the compliance officer, the Licensee shall produce a report:


      (a) as to its compliance during the relevant year with the relevant duties; and


      (b) as to its implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39.


7.    The report produced in accordance with paragraph 6 shall in particular:


      (a) detail the activities of the compliance officer during the relevant year;


      (b) refer to such other matters as are or may be appropriate in relation to the implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39; and


      (c) set out the details of any investigations conducted by the compliance officer, including:


           (i) the number, type and source of the complaints or representations on which such investigations were based;


           (ii)  the outcome of such investigations; and


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


           (iii) any remedial action taken by the Licensee following such investigations.


8. The Licensee shall submit to the Authority a copy of the report produced in accordance with paragraph 6, and shall publish the report on its website.



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Condition 41. Prohibition of Cross-Subsidies
--------------------------------------------

1. The licensee shall procure that the distribution business shall not give any cross-subsidy to, or receive any cross-subsidy from, any other business of the licensee or of an affiliate or related undertaking of the licensee.


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Condition 42. Regulatory Accounts
---------------------------------

1. The following paragraphs of this condition apply for the purpose of ensuring that the licensee (and any affiliate or related undertaking) maintains accounting and reporting arrangements which enable regulatory accounts to be prepared for the consolidated distribution business and showing the financial affairs of the consolidated distribution business.

2. Unless the Authority otherwise consents (such consent may be given in relation to some or all of the obligations in this condition and may be given subject to such conditions as the Authority considers appropriate), the licensee shall:

      (a) keep or cause to be kept for the period referred to in section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section such accounting records in respect of the consolidated distribution business so that the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the consolidated distribution business are separately identifiable in the accounting records of the licensee (and any affiliate or related undertaking) from those of any other business of the licensee;

      (b) prepare on a consistent basis from such accounting records in respect of:

            (i) each financial year, accounting statements comprising a profit and loss account, a statement of total recognised gains andlosses, a balance sheet, and a cash flow statement, together with notes thereto, and showing separately in respect of the consolidated distribution business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

                   (aa) charged from or to any other business together with a description of the basis of that charge; or

                   (bb) determined by apportionment or allocation between the consolidated distribution business and any other together with a description of the basis of the business apportionment or allocation; and

             (ii) the first six months of each financial year, an interim profit and loss account; and

             (iii) each financial year, sufficient accounting  information in respect of the consolidated distribution business to allow the preparation of consolidated accounting statements of the licensee or, where applicable, the ultimate controller. Such information shall include a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement together with notes thereto;

      (c) procure, in respect of the accounting statements prepared in accordance with this condition in respect of each financial year, a report by the auditors and addressed to the Authority stating whether in their opinion those statements have been properly prepared in accordance with this condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the consolidated distribution business to which the statements relate; and

      (d) deliver to the Authority a copy of the account referred to in sub-paragraph (b)(ii), the auditors' report referred to in sub-paragraph (c), the accounting statements referred to in sub-paragraph (b)(i) and the accounting information referred to in sub-paragraph (b)(iii), as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph (b)(ii) and six months after the end of the financial year to which they relate in the case of the accounting statements, auditors' report and accounting information referred to in sub-paragraphs (b)(i), (b)(iii) and (c).

3. Unless the Authority so specifies in directions issued for the purposes of this condition, or with the Authority's prior written approval, the licensee shall not in relation to the accounting statements in respect of a financial year change the bases of charge or apportionment or allocation referred to in sub-paragraph 2(b)(i) from those applied in respect of the previous financial year.

4. Where, in relation to the accounting statements in respect of a financial year, the licensee has changed such bases of charge or apportionment or allocation from those adopted for the immediately preceding financial year, the licensee shall, if so directed in directions issued by the Authority, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

5. Accounting statements and information in respect of a financial year prepared under sub-paragraph 2(b)(i) and (b)(iii) shall, so far as reasonably practicable and unless otherwise approved by the Authority having regard to the purposes of this condition:

      (a) have the same content and format as the statutory accounts of the licensee prepared under section 226 and, where appropriate, section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including all relevant accounting standards issued or adopted by the Accounting Standards Board currently in force;

      (b)  state the accounting policies adopted; and

      (c) with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively, be published with the statutory accounts of the licensee.

6. Unless the accounting statements and information prepared under sub-paragraph 2(b)(i) and (b)(iii) are prepared on the current cost basis as provided by the alternative accounting rules, the licensee shall, unless otherwise agreed by the Authority, in addition to preparing those accounting statements under that paragraph, prepare accounting statements for the consolidated distribution business covering the same period, which shall comprise and show separately:

      (a) a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, which shall:

           (i) include in respect of current cost assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

           (ii) show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of section C of Part II of Schedule 4 to the Companies Act 1985;

      (b) in respect of the consolidated distribution business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of section C of Part II of Schedule 4 to the Companies Act 1985 and the items shown in the profit and loss account of the consolidated distribution business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

      (c) such other current cost information as is referred to in the handbook as the Authority may reasonably require;

      and shall deliver the same, together with an auditors' report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph 2(c), to the Authority within the time limit referred to in sub-paragraph 2(d), and shall (with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively) publish the same with the statutory accounts of the licensee.

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


7. References in this condition to costs or liabilities of, or reasonably attributable to, the consolidated distribution business shall be construed as excluding taxation and capital liabilities which do not relate principally to the consolidated distribution business, and interest thereon; and references to any profit and loss account shall be construed accordingly.

8. Without prejudice to paragraph 5 of the terms of this licence, references in this condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 1989 are not in force at the date of grant of this licence shall be construed as if such provisions were in force at such date.



9.    For the purposes of paragraph 6:



      "alternative                               accounting rules" Meansmeans
                                                 the rules set out in section
                                                 C of Part II of Schedule 4
                                                 to the Companies Act 1985.


      "current cost assets" Meansmeans assets of any description mentioned in paragraph 31 of section C of Part II of
                                                 Schedule 4 to the Companies
                                                 Act 1985.


      "the handbook"                             means the handbook issued by
                                                 the Accounting Standards
                                                 Committee of the Consultative
                                                 Committee of Accounting Bodies
                                                 (CCAB Limited) or any successor
                                                 body entitled "Accounting for
                                                 the effects of changing prices:

                                                 a handbook" in its current
                                                 edition for the time being or
                                                 in the event that no such
                                                 handbook shall be in issue
                                                 such guidance or publication
                                                 as may be issued in
                                                 replacement
                                                 or substitution therefor.


10.   For the purposes of this condition:



      "consolidated distribution business"       means the consolidation, for
                                                 regulatory accounting purposes,
                                                 of the businesses referred to
                                                 in the definition of

      "distribution business"                    as defined in standard
                                                 condition 1 (Definitions and
                                                 Interpretation).


      "regulatory accounts"                      means the accounts required to
                                                 be prepared by the licensee
                                                 pursuant to this condition.

Condition 42A. Change of Financial Year
---------------------------------------

1. The definition of "financial year" in standard condition 1 (Definitions and Interpretation) shall, for the purpose only of the statutory accounts of the licensee, cease to apply to the licensee from the date the licensee sends a notice to the Authority for that purpose.


2.    Such notice:


      (a) shall specify the date from which, for the purpose set out at paragraph 1, the current and subsequent financial years of the licensee shall run; and


      (b) shall continue in effect until revoked by the licensee issuing a further notice.


3. While the notice continues in effect the licensee shall procure the preparation of and shall deliver to the Authority audited group accounts for its group of companies for each financial year.


4.    Audited group accounts produced in accordance with paragraph 3:


      (a) shall comprise consolidated group accounts in respect of the group of companies;


      (b) shall, save insofar as is necessary to reflect a different financial year, have the same form and content as the statutory accounts of the licensee;


      (c) shall be accompanied by a report by the auditors and addressed to the Authority stating whether in their opinion the audited group accounts have been properly prepared in accordance with this condition and give a true and fair view of the state of affairs of the group of companies and of its profits or losses, total recognised gains or losses and cash flows during the financial year;


      (d) may, with the prior written consent of the Authority, omit or provide in a different form, specified in the consent, such information as may be specified in the consent; and


      (e) shall clearly disclose any differences between the accounting policies underlying the preparation of the statutory accounts of the licensee and the accounting policies underlying the preparation of the audited group accounts.


5. The licensee may, for the purpose only of its statutory accounts, change its financial year from that previously notified by sending to the Authority a new notice pursuant to paragraph 1. Where the licensee sends the Authority a new notice the previous notice shall be revoked, as provided by sub-paragraph 2(b). The licensee's financial year-end will change with effect from the date specified in the new notice. The new notice shall specify the licensee's new financial year-end.


6. No provisions of this condition shall apply to the financial year of the licensee as defined in standard condition 1 (Definitions and Interpretation) for the purpose of accounts produced in compliance with standard condition 42 (Regulatory Accounts). No provisions of this condition shall affect the licensee's obligations in respect of payment of licence fees under standard condition 3 (Payments by the Licensee to the Authority).

Condition 43. Restriction on Activity and Financial Ring Fencing
----------------------------------------------------------------

1. Save as provided by paragraphs 3 and 4, the licensee shall not conduct any business or carry on any activity other than the distribution business.

2. The licensee shall not without the prior written consent of the Authority hold or acquire shares or other investments of any kind except:

      (a) shares or other investments in a body corporate the sole activity of which is to carry on business for a permitted purpose; or

      (b) shares or other investments in a body corporate which is a subsidiary of the licensee and incorporated by it solely for the purpose of raising finance for the distribution business; or

      (c) investments acquired in the usual and ordinary course of the licensee's treasury management operations, subject to the licensee maintaining in force, in relation to those operations, a system of internal controls which complies with best corporate governance practice as required (or in the absence of any such requirement recommended) from time to time for listed companies in the United Kingdom.

3. Subject to the provisions of paragraph 2 nothing in this condition shall prevent:

      (a) any affiliate in which the licensee does not hold shares or other investments from conducting any business or carrying on any activity;

      (b) the licensee from holding shares as, or performing the supervisory or management functions of, an investor in respect of any body corporate in which it holds an interest consistent with the provisions of this licence;

      (c) the licensee from performing the supervisory or management functions of a holding company in respect of any subsidiary; or

      (d) the licensee from carrying on any business or conducting any activity to which the Authority has given its consent in writing;

4. Nothing in this condition shall prevent the licensee or an affiliate or related undertaking of the licensee in which the licensee holds shares or other investments (a `relevant associate') conducting de-minimis business as defined in this paragraph so long as the limitations specified in this paragraph are complied with.

      (a) For the purpose of this paragraph " de-minimis business" means any business or activity carried on by the licensee or a relevant associate or relevant associates other than:

           (i)  the distribution business; and

           (ii) any other business activity to which the Authority has given its consent in writing in accordance with paragraph 3(d).

      (b) The licensee or a relevant associate may carry on de-minimis business provided that the relevant associate carries on no other business except activities of the distribution business and business activities authorised by the Authority under paragraph 3(d), and neither of the following limitations is exceeded, namely:

           (i) the aggregate turnover of all the de-minimis business carried on by the licensee and all its relevant associates does not in any period of twelve months commencing on 1 April of any year exceed 2 1/2% of the aggregate turnover of the distribution business as shown by the most recent audited accounting statements of the licensee produced under paragraphs 2(b)(i) and (c) of standard condition 42 (Regulatory Accounts); and

           (ii) the aggregate amount (determined in accordance with sub-paragraph (d) below) of all investments made by the licensee and all its relevant associates in their de-minimis business or de-minimis businesses does not at any time after the date this condition takes effect in this licence exceed 2 1/2% of the sum of share capital in issue, share premium and consolidated reserves of the licensee as shown by its most recent audited historical cost financial statements then available.

      (c) For the purpose of sub-paragraph (b) of this paragraph, "investment" means any form of financial support or assistance given by or on behalf of the licensee or a relevant associate for the de-minimis business whether on a temporary or permanent basis including (without limiting the generality of the foregoing) any commitment to provide any such support or assistance in the future.

      (d) At any relevant time, the amount of an investment shall be the sum of:

           (i) the value at which such investment was included in the audited historical cost balance sheet of the licensee or a relevant associate as at its latest accounting reference date to have occurred prior to the date this condition takes effect in this licence (or, where the investment was not so included, zero);

           (ii) the aggregate gross amount of all expenditure (whether of a capital or revenue nature) howsoever incurred by the licensee or a relevant associate in respect of such investment in all completed accounting reference periods since such accounting reference date; and

           (iii) all commitments and liabilities (whether actual or contingent) of the licensee or a relevant associate relating to such investment outstanding at the end of the most recently completed accounting reference period.

Condition 44.  Availability of Resources
----------------------------------------

1. The licensee shall at all times act in a manner calculated to secure that it has available to it all such resources, including (without limitation) management and financial resources, personnel, fixed and moveable assets, rights, licences, consents and facilities on such terms and with all such rights as shall ensure that it is at all times able:

      (a)  to properly and efficiently to carry on the distribution business;
           and

      (b) to comply in all respects with its obligations under this licence and such obligations under the Act as apply to the distribution business including, without limitation, its duty to develop and maintain an efficient, co-ordinated and economical system of electricity distribution.

2. The licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted in June of each year. Each certificate shall be in one of the following forms:

      (a) "After making enquiries, the directors of the licensee have a reasonable expectation that the licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate."

      (b) "After making enquiries, the directors of the licensee have a reasonable expectation, subject to what is said below, that the licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate. However, they would like to draw attention to the following factors which may cast doubt on the ability of the licensee to carry on the distribution business."

      (c) "In the opinion of the directors of the licensee, the licensee will not have available to it sufficient financial resources and financial facilities to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate."


3. The licensee shall submit to the Authority with that certificate a statement of the main factors which the directors of the licensee have taken into account in giving that certificate.

4. The licensee shall inform the Authority in writing immediately if the directors of the licensee become aware of any circumstance which causes them no longer to have the reasonable expectation expressed in the then most recent certificate given under paragraph 2.

5. The licensee shall use its best endeavours to obtain and submit to the Authority with each certificate provided for in paragraph 2 a report prepared by its auditors and addressed to the Authority stating whether or not the auditors are aware of any inconsistencies between, on the one hand, that certificate and the statement submitted with it and, on the other hand, any information which they obtained during their audit work.

6. The directors of the licensee shall not declare or recommend a dividend, nor shall the licensee make any other form of distribution within the meaning of section 263 of the Companies Act 1985, unless prior to the declaration, recommendation or making of the distribution (as the case may be) the licensee shall have issued to the Authority a certificate complying with the following requirements of this paragraph.

      (a)  The certificate shall be in the following form:

           "After making enquiries, the directors of the licensee are satisfied:

           (i) that the licensee is in compliance in all material respects with all obligations imposed on it by standard condition 24 (Provision of Information to the Authority), standard condition 43 (Restriction on Activity and Financial Ring-fencing), standard condition 44 (Availability of Resources), standard condition 45 (Undertaking from Ultimate Controller), standard condition 46 (Credit Rating) and paragraph 1 of standard condition 47 ( Indebtedness) of the licence; and

           (ii) that the making of a distribution of [ ] on [ ] will not, either alone or when taken together with other circumstances reasonably foreseeable at the date of this certificate, cause the licensee to be in breach to a material extent of any of these obligations in the future.

      (b) The certificate shall be signed by a director of the licensee and approved by a resolution of the board of directors of the licensee passed not more than 14 days before the date on which the declaration, recommendation or payment will be made.

      (c) Where the certificate has been issued in respect of the declaration or recommendation of a dividend, the licensee shall be under no obligation to issue a further certificate prior to payment of that dividend provided such payment is made within six months of that certificate.

Condition 45.  Undertaking from Ultimate Controller
---------------------------------------------------

1. The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in the form specified by the Authority that that ultimate controller ("the covenantor") will refrain from any action, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the covenantor (other than the licensee and its subsidiaries) will refrain from any action, which would then be likely to cause the licensee to breach any of its obligations under the Act or this licence. Such undertaking shall be obtained within 7 days of the company or other person in question becoming an ultimate controller and shall remain in force for as long as the licensee remains the holder of this licence and the covenantor remains an ultimate controller of the licensee.

2.    The licensee shall:

      (a) deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with its obligation to procure undertakings pursuant to paragraph 1;

      (b) inform the Authority immediately in writing if the directors of the licensee become aware that any such undertaking has ceased to be legally enforceable or that its terms have been breached; and

      (c) comply with any direction from the Authority to enforce any such undertaking;

      and shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or of any of the subsidiaries of any such corporate ultimate controller (other than the subsidiaries of the licensee) at a time when,


      (i) an undertaking complying with paragraph 1 is not in place in relation to that ultimate controller; or

      (ii)  there is an unremedied breach of such undertaking; or

      (iii) the licensee is in breach of the terms of any direction issued by the Authority under paragraph 2 of this condition.

Condition 46.  Credit Rating of Licensee
----------------------------------------

1. The licensee shall use all reasonable endeavours to ensure that the licensee maintains at all times an investment grade issuer credit rating.

2.    In this condition:

      "investment grade issuer credit rating" means:

      (a) an issuer rating of not less than BBB- by Standard & Poor's Ratings Group or any of its subsidiaries or a corporate rating of not less than Baa3 by Moody's Investors Service, Inc. or any of its subsidiaries or such higher rating as shall be specified by either of them from time to time as the lowest investment grade credit rating, or

      (b) an equivalent rating from any other reputable credit rating agency which, in the opinion of the Authority, notified in writing to the licensee, has comparable standing in the United Kingdom and the United States of America.

Condition 47. Indebtedness
--------------------------


1. In addition to the requirements of standard condition 29 (Disposal of Relevant Assets), the licensee shall not without the prior written consent of the Authority (following the disclosure by the licensee of all material facts):

      (a) create or continue or permit to remain in effect any mortgage, charge, pledge, lien or other form of security or encumbrance whatsoever, undertake any indebtedness to any other person or enter into any guarantee or any obligation otherwise than:

           (i)   on an arm's length basis;

           (ii)  on normal commercial terms;

           (iii) for a permitted purpose; and

           (iv) (if the transaction is within the ambit of standard condition 29 (Disposal of Relevant Assets)) in accordance with that condition;

      (b) transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the licensee otherwise than by way of:

           (i)   a dividend or other distribution out of distributable reserves;

           (ii)  repayment of capital;

           (iii) payment properly due for any goods, services or assets provided on an arm's length basis and on normal commercial terms;

           (iv) a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm's length basis, on normal commercial terms and made in compliance with the payment condition;

           (v) repayment of or payment of interest on a loan not prohibited by sub-paragraph (a);

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           (vi)   payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received ; or

           (vii) an acquisition of shares or other investments in conformity with paragraph 2 of standard condition 43 (Restriction on Activity and Financial Ring Fencing) made on an arm's length basis and on normal commercial terms;

      (c) enter into an agreement or incur a commitment incorporating a cross-default obligation; or

      (d) continue or permit to remain in effect any agreement or commitment incorporating a cross-default obligation subsisting at the date this condition takes effect in this licence, save that the licensee may permit any cross-default obligation in existence at that date to remain in effect for a period not exceeding twelve months from that date, provided that the cross-default obligation is solely referable to an instrument relating to the provision of a loan or other financial facilities granted prior to that date and the terms on which those facilities have been made available as subsisting on that date are not varied or otherwise made more onerous.

      (e) the provisions of sub-paragraphs (c)and (d)of this paragraph shall not prevent the licensee from giving any guarantee permitted by and compliant with the requirements of sub-paragraph (a).

      (f) The payment condition referred to in sub-paragraph (b)(iv) is that the consideration due in respect of the transaction in question is paid in full when the transaction is entered into unless either:


           (i) the counter-party to the transaction has and maintains until payment is made in full an investment grade issuer credit rating, or

           (ii) the obligations of the counter-party to the transaction are fully and unconditionally guaranteed throughout the period during which any part of the consideration remains outstanding by a guarantor which has and maintains an investment grade issuer credit rating.

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


2.    In this condition:

      "cross-default obligation"                 means a term of any agreement
                                                 or arrangement whereby the
                                                 licensee's liability to pay or
                                                 repay any debt or other sum
                                                 arises or is increased or
                                                 accelerated or is capable of
                                                 arising, increasing or of
                                                 acceleration by reason of a
                                                 default (howsoever such default
                                                 may be described or defined)
                                                 by any person other than the
                                                 licensee, unless:

                                                 (i)    that liability can arise
                                                        only as the result of a
                                                        default by a subsidiary
                                                        of the licensee,

                                                 (ii)   the licensee holds a
                                                        majority of the voting
                                                        rights in that
                                                        subsidiary and has the
                                                        right to appoint or
                                                        remove a majority of
                                                        its board of directors,
                                                        and

                                                  (iii) that subsidiary carries
                                                        on business only for a
                                                        purpose within paragraph
                                                        (a) of the definition of
                                                        permitted purpose.


         "indebtedness"                          means all liabilities now or
                                                 hereafter due, owing or
                                                 incurred, whether actual or
                                                 contingent, whether solely or
                                                 jointly with any other person
                                                 and whether as principal or
                                                 surety, together with any
                                                 interest accruing thereon and
                                                 all costs, charges, penalties
                                                 and expenses incurred in
                                                 connection therewith.



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                                      143
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Condition 48.  Last Resort Supply: Payment Claims
-------------------------------------------------

1. This condition sets out the circumstances in which the licensee shall increase its use of system charges in order to compensate any electricity supplier (a "claimant") which claims for losses that it has incurred in complying with a last resort supply direction.

2. The following provisions apply where the licensee receives from a claimant a valid claim for a last resort supply payment.

3. Where the licensee receives a valid claim it shall, during the relevant year, make a consequential increase to its use of system charges in respect of that year which relate to the distribution of electricity to premises to such an extent as it reasonably estimates to be appropriate to secure that such consequential increase in its revenue equals the specified amount.

3. The licensee shall, during, or as soon as practicable after the end of, the relevant year, pay to the claimant, by quarterly or monthly instalments (as specified in the claim), the amount of that consequential increase in revenue mentioned in paragraph 3 to the extent that it does not exceed the specified amount.

4. If the amount paid to the claimant under paragraph 4 is less than the s pecified amount, the licensee shall in the following year -

      (a) pay to the claimant (in accordance with any directions given by the Authority) the shortfall together with 12 months' interest thereon; and

      (b) increase the charges which relate to the distribution of electricity to premises during the year following the relevant year to such extent as it reasonably estimates to be appropriate to secure that the consequential increase in its revenue equals the amount of that shortfall together with 12 months' interest thereon.

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


5. If the amount of the consequential increase mentioned in paragraph 3 exceeds the specified amount, the licensee shall, during the year following the relevant year, decrease the charges which relate to the distribution of electricity to premises to the extent that it reasonably estimates to be necessary in order to reduce its use of system revenue for that year by an amount equal to the excess together with 12 months' interest thereon.

6. Any question whether any estimate for the purposes of paragraph 3, 5 or 6 is a reasonable one shall be determined by the Authority.

7. The licensee shall not enter into any use of system agreement with an electricity supplier which does not permit variation of its use of system charges in pursuance of this condition.

8. The provisions of this condition shall have effect notwithstanding that the licensee has not provided the notice required by paragraph 13 of standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency).

9. In calculating the licensee's use of system revenue during any period for the purposes of a price control condition any increase or decrease in revenue attributable to the licensee's compliance with this condition shall be treated as if it had not occurred.

11. The licensee shall prepare, in respect of each year in which it increases or decreases charges in pursuance of paragraph 3, 5 or 6, a statement showing -

      (a) the aggregate amount of its revenue derived from increases in charges in pursuance of paragraph 3;

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


      (b) the aggregate amount of its revenue derived from increases in charges in pursuance of paragraph 5;

      (c) the aggregate amount of the decrease in its revenue resulting from decreases in charges in pursuance of paragraph 6; and

      (d) in the case of each last resort supply payment, the aggregate payments to the claimant made in respect of the year in question (whenever those payments were made).


12. The licensee shall give the statements referred to in paragraph 11 to the Authority within the first 4 months of the year following that to which they relate.

13. On giving the statement mentioned in paragraph 11(d) to the Authority, the licensee shall publish it in such manner as, in the reasonable opinion of the licensee, will secure adequate publicity for it.

14. Where the licensee receives more than one claim for a last resort payment, this condition (other than sub-paragraphs 11(a), (b) and (c)) shall apply separately as respects each separate claim but in so far as it results in changes to the licensee's use of system charges it shall have the cumulative effect of such separate applications.

15.   (a) For the purposes of this condition -

      "last resort supply direction" and "last resort supply payment" have, respectively the meanings given to them in standard conditions 29 (Supplier of Last Resort) and 29A (Supplier of Last Resort Supply Payments) of the standard conditions of the electricity supply licence;

      "price control condition" means any condition of the licence which places a monetary limitation on the use of system charges which may be levied or the use of system revenue which may be recovered by the licensee during a given period;

      "relevant year" means, in relation to any valid claim  -

      (a) where the claim was received by the licensee at least 60 days before the beginning of a year, that year; or (b) where the claim was received by the licensee less than 60 days before the beginning of a year, the next year;

      "specified amount" means the amount specified on a valid claim together with interest calculated in accordance with sub-paragraph (b);

      "valid claim" means a claim for which a claimant has been give a consent by the Authority pursuant to standard condition 29A (Supplier of Last Resort Supply Payments) of the standard conditions of the electricity supply licence; and

      "year" means a period of 12 months beginning with 1st April.


      (b) The interest referred to in sub-paragraph (a) is simple interest for the period commencing with the date on which the valid claim was received by the licensee and ending with the date which is 61 days before the start of the relevant year, except where that period is of 30 days or less, in which case no interest shall be payable.




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Condition 49.  Incentive Scheme and Associated Information
----------------------------------------------------------


1. The principal purpose of this condition is to secure the collection of information on a common basis, and to an appropriate degree of accuracy, by each distribution services provider so as:

      (a) to facilitate the establishment and operation of an incentive scheme ("the scheme") to improve the operation and delivery of appropriate outputs of the licensee; and

      (b) to monitor any perverse incentives arising from the collection and publication of such information and from the operation of teh scheme and the charge restriction conditions.

2. The licensee shall establish appropriate systems, processes and procedures to measure and record specified information from the dates specified in paragraph 4 and in accordance with Regulatory Instructions and Guidance (including any associated information specified therein).

3.    For the purposes of this condition:

      "charge restriction conditions" shall have the same meaning as in special condition A (Definitions) for licensed distributors in England and Wales or special condition B for licensed distributors in Scotland;

      "charging review date" means the date from which modifications to the charge restriction conditions relating to all distribution services providers have effect:

      (a) whether before or after the date upon which the modifications are made;

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


      (b) whether or not the same modifications are made in respect of each distribution services provider; and

      (c) where such modifications have been proposed by the Authority following a review by the Authority of the charge restriction conditions (or that part to which the modifications relate) in relation to all distribution services providers;

      "Regulatory Instructions and Guidance" means any instructions and guidance issued by the Authority for the purposes of this condition as modified from time to time by notice under paragraph 9 and may include:

      (a) instructions and guidance as to the establishment of different systems, processes, procedures and manners for providing and recording information and of standards for different classes of information;

      (b) a timetable for the development of the systems, processes and procedures required to achieve the appropriate standards of accuracy and reliability with which specified information shall be recorded;

      (c) the meaning of words and phrases used in defining specified information;

      (d) requirements for the recording of information associated with specified information which are reasonably necessary to enable an examiner to determine the accuracy and reliability of specified information;

      (e) requirements as to the form and manner in which specified information shall be provided to the Authority;

      (f) requirements as to the manner in which specified information shall be recorded and as to the standards of accuracy and reliability with which it shall be recorded; and

      (g) a statement as to whether and to what extent each category of specified information is required for the purposes of the scheme;

      "specified information" means:

      (a) the number of interruptions in the supply of electricity through the licensee's distribution system which occur in each period of 12 months commencing on 1 April in each calendar year and have a duration of -

           (i) less than three minutes, together (in respect of each interruption) with the number of customers whose supply was interrupted and the cause of that interruption; and

           (ii) three minutes or more, together (in respect of each interruption) with -

                (aa) the number of customers whose supply of electricity was interrupted and the duration of the interruption;

                (bb)  the source, voltage level and HV circuit; and

                (cc)   the aggregate number of re-interruptions;

      (b) in relation to telephone calls made to the enquiry service operated under paragraph 1 of standard condition 6 (Safety and Security of Supplies Enquiry Service) -

           (i)  the speed of response for answering each call; and

           (ii) in the case of each call answered by a human operator -

                (aa) the telephone number of the caller;

                (bb) the time of the call; and

                (cc) if known, the name of the caller and whether the caller is or is not a domestic customer;

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



      (c)  (i)   the aggregate number and cause of faults occurring in specified classes or types of electrical plant or electric lines:

           (ii) a statement setting out the asset management strategy of the licensee in respect of the licensee's distribution system; and

           (iii) a statement of the reasons for any material increase or decrease in the number and cause of faults referred to in sub-paragraph (i) having regard to equivalent data held in respect of previous years; and

      (d) such other information as may from time to time be specified by the Authority, by notice to the licensee in accordance with paragraph 9.

4.    The licensee shall collect specified information in respect of:

      (a) the matters specified in sub-paragraphs (a), (b) and (c) of the definition of specified information from and including 1 April 2001 and

      (b) any matter specified under sub-paragraph (d) of that definition from the date specified in a notice given in accordance with paragraph 9.

5.    The licensee shall provide to the Authority:

      (a) the information referred to in sub-paragraph (b)(ii) of the definition of specified information for each week within 4 days of the end of that week;

      (b) the information referred to in sub-paragraphs (a),(b)(i) and (c) of that definition on or before 31 May 2002 and 30 April in each succeeding year (or such later date as the Authority may by notice specify) in respect of the period of 12 months expiring on the preceding 31 March; and

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


      (c) the information referred to in sub-paragraph (d) of that definition in respect of such period and by such date as shall be specified in the relevant notice given under that sub-paragraph.

6. The licensee shall permit a person or persons nominated by the Authority (in each case "an examiner") to examine the systems, processes and procedures referred to in paragraph 2 and their operation, the specified information and the extent to which each complies, and is in accordance, with Regulatory Instructions and Guidance.

7. The licensee shall (and shall procure, insofar as it is able to do so, that any affiliate of the licensee, any person by whom it procures the performance of the obligation in paragraph 2 and any auditor of such person or of the licensee shall) co-operate fully with an examiner so as to enable him to carry out, complete and report to the Authority on any examination carried out in accordance with paragraph 6.

8. The licensee's obligation under paragraph 7 to co-operate or procure co-operation with an examiner shall include, without limitation and insofar as necessary or expedient for such purpose, in each case subject to reasonable prior notice to the licensee:

      (a) providing access to management, employees, agents or independent contractors of the licensee sufficient to enable the examiner to make any enquiries and to discuss any matters which he reasonably considers to be relevant to the carrying out of the examination;

      (b) giving to the examiner access at reasonable hours to any premises occupied by the licensee or any other person in performing the obligations set out in this condition; and

      (c)  allowing the examiner at reasonable hours:

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


           (i) to inspect and make copies of, and take extracts from, any documents and records of the licensee maintained in relation to specified information (other than information which is subject to legal privilege);

           (ii) to carry out inspections, measurements and tests on or in relation to any systems maintained and operated for or in relation to the requirements of this condition; and

           (iii) to take onto such premises or onto or into any assets used for the purpose of the licensee such other persons and such equipment as may be necessary or expedient for the purpose of carrying out the examination.

9. A notice published by the Authority which adds to the categories of specified information or which modifies Regulatory Instructions and Guidance (in each case, an "amendment") shall have effect where the Authority has:

      (a)  given prior notice to all distribution services providers:

           (i) stating that it proposes to make the amendment and setting out its effect, the date it is proposed it should take effect and (where relevant) whether the additional category of specified information is required for the purposes of the scheme;

           (ii)  stating the reasons why it proposes to make the amendment; and

           (iii) specifying the time (not being less than 28 days from the date of publication of the notice) within which representations or objections with respect to the proposed amendment may be made; and

      (b) considered any representations or objections which are duly made and not withdrawn.

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


10. A notice under paragraph 9 may not, where the amendment relates to a requirement in Regulatory Instructions and Guidance to provide any specified information to a greater level of accuracy or the introduction of an additional category of specified information which is or is intended to be required for the purposes of the scheme, specify a date for the purpose of paragraph 9(a)(i) other than a charging review date nor be given less than 12 months prior to that date unless all distribution services providers have agreed an alternative date or period of notice.

11. The reasons for proposing an amendment which relates to any change in Regulatory Instructions and Guidance (other than that referred to in paragraph 10) in respect of specified information which is or is intended to be required for the purposes of the scheme may have regard in particular to the desirability of:

       (i) removing or reducing inconsistencies between distribution services providers in the application of the Regulatory Instructions and Guidance or its interpretation;

       (ii) improving the presentation or style of the Regulatory Instructions and Guidance or of the form and manner in which the specified information is to be provided;

       (iii) summarising the terms of reference and instructions from time to time given to an examiner; or

       (iv) setting out any of the matters referred to in paragraphs (a) to (f) of the definition of Regulatory Instructions and Guidance in respect of any additional category of specified information so as  more effectively to achieve the purposes of this condition.


--------------------------------------------------------------------------------

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

Department of Trade and Industry

September 2001




                                      155